                                                                   Exhibit 10.17

                                    SUBLEASE

     This sublease is made as of the 3 day of February, 1997 between KMART CORPORATION, 3100 West Big Beaver Road, Troy, Michigan 48084 ("Sublessor"), and DAL-TILE Corporation, a Pennsylvania corporation having an address 7834 C.F. Hawn Freeway, Dallas Texas 75217 ("Sublessee").

                                   Recitals:
                                   --------

     A. Metropolitan Life Insurance Company, a New York corporation, ("Prime Lessor") and Sublessor entered into that certain lease, dated February, 1989, (the "Prime Lease"), whereby the Prime Lessor leased to Sublessor certain land and building in the City of Sunnyvale, Dallas County, Texas together with certain non-exclusive rights and easements, all as more fully described on Exhibit "A" attached hereto and made a part hereof (the "Demised Premises").

     B. Sublessor and Sublessee desire to enter into a Sublease of the Demised Premises upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the Demised Premises, the rents reserved herein and the mutual benefits to be derived by Sublessor and Sublessee, the parties hereby agree as follows:

     1.   Base Rent. Sublessee agrees to pay to Sublessor annual rent ("Base
          ---------
Rent") as follows: a) for the first two months of the term of this Sublease the Base Rent shall be abated; b) for the third month through the thirty-sixth month of the term of this Sublease, the Base Rent shall be One Million One Hundred Ten Thousand Three Hundred Seventy Five and no/100 Dollars ($1,110,375.00) payable in monthly installments of Ninety Two Thousand Five Hundred Thirty One and 25/100 Dollars ($92,531.25) each; c) for the thirty-seventh month through the seventy second month of the term of this Sublease, the annual Base Rent shall be One Million One Hundred Fifty Seven Thousand Six Hundred Twenty Five and 00/100 Dollars ($1,157,625.00) payable in monthly installments of Ninety Six Thousand Four Hundred Sixty Eight and 75/100 Dollars ($96,468.75) each; d) if Sublessee shall elect to extend the term hereof, for the First Extended Term of this Sublease, the Basic Rent shall be One Million Two Hundred Fifty Two Thousand One Hundred Twenty Five and 00/100 Dollars ($1,252,125.00) payable in monthly installments of One Hundred Four Thousand Three Hundred Forty Three and 75/100 Dollars ($104,343.75) each; and e) for the Second Extended Term of this Sublease the Base Rent shall be One Million Three Hundred Forty Six Thousand Six Thousand Twenty Five and 00/100 Dollars ($1,346,625.00), payable in monthly installments of One Hundred Twelve Thousand Two Hundred Eighteen and 75/100 Dollars ($112,218.75). Each installment shall be due on the first day of each calendar month, and provided that Sublessor is able to obtain the agreement of Prime Lessor as set forth in Section 6(e) below, shall be made at such place as may from time to time be designated by Sublessor, in writing, and without previous demand, setoff or deduction whatsoever; in the event that Sublessor is unable to obtain the agreement of Prime Lessor as set forth in Section 6(e), then and in that event, Sublessee shall pay a portion of the Basic Rent directly to Prime Lessor each month equal to the installment of rent due to Prime Lessor under the Prime Lease, and shall pay the balance of the Basic Rental installment each month to Sublessor and deliver therewith a copy of the check for rent sent to the Prime Lessor. If the term of this Sublease commences on a day other than the first of the month or ends on a day other than the last day of the month (for a reason other than termination of the Sublease on account of Sublessee's default), Base Rent for such month shall be prorated. Prorated Base Rent for any such partial first month of the term hereof shall be paid on the date on which the term commences and Base Rent for a partial final month of the term shall be prorated on a daily basis and be refunded to Sublessee.

     2.   Sublease Term. (a) Primary Term. Sublessor hereby subleases and
          -------------      ------------
demises to Sublessee and Sublessee hereby subleases and takes from Sublessor the Demised Premises for an initial term commencing on the earlier of the thirty first day from the date hereof or the date upon which the conditions of Sections 22(c) and 22(d) of the Prime Lease are satisfied (the "Term Commencement Date") and ending on January 30, 2003 (the "Primary Term"). Sublessor agrees to deliver to Sublessee and Sublessee agrees to accept from Sublessor exclusive possession of the Demised Premises on the Term Commencement Date and Sublessee shall thereafter have all of the rights and obligations of Tenant under the Prime Lease, except as hereinafter set forth. Sublessor hereby agrees that Sublessee shall have the benefit of all representations, rights and covenants provided to Sublessor under the Prime Lease as fully and completely as if such representations, rights and covenants were made by Prime Lessor directly to Sublessee. From and after the date of this Sublease until the Term Commencement Date, Sublessee shall have a license to enter upon the Demised Premises at reasonable times and upon reasonable notice, in order to minimize interference with the conduct of Sublessor's business and from time to time to make inspections and investigations, to show the Demised Premises to contractors, to professional consultants and others. All such entries by Sublessee and its employees, agents, and invitees shall be at Sublessee's own risk and expense and Sublessee agrees to indemnify Sublessor from and against any loss, cost, liability or damage which results from Sublessee's rights of entry provided for herein.

          (b)  Extension Terms. Sublessee shall have the option to extend the
               ---------------
term of Sublease for two successive terms, the first of which ("First Extended Term") shall be for a period of six (6) years, and the second of which ("Second Extended Term") shall commence at the end of the First Extended Term and shall terminate on March 14, 2014, provided:

               (i) Sublessee shall give Sublessor written notice of the exercise of its option not less than nine (9) months prior to the expiration of the then existing term hereof;

               (ii) Sublessee shall not at the time of such exercise or at the commencement of the extension term, be in default under the terms of this Sublease; and

               (iii) each such extension term shall be upon the terms and conditions as set forth herein.

     3.   Prime Lease Obligations. (a) Sublessor shall be responsible for the
          -----------------------
maintenance and repair of the roof of the Demised Premises.

          (b) Except as otherwise specifically provided herein, Sublessee agrees to pay and perform Sublessor's obligations under the Prime Lease which are to be performed after the date hereof, other than the obligation to pay the annual rental required under the terms of Section 3, of the Prime Lease ("Prime Lease Rent"). All payments to be made to governmental authorities and other third parties shall be made by Sublessee on or before the due date. All such payments shall be made directly to such governmental authorities or third parties. Sublessor may from time to time request and Sublessee shall supply evidence of payment. Sublessee shall have the same rights with respect to the timing and manner of payments as Sublessor would have had under the Prime Lease including, without limitation, the right to contest the imposition or amount of any tax or other governmental assessment or levy, or the application to Sublessee or the Demised Premises of any law, rule, regulation, order, ordinance or other form of governmental regulation, to the same extent that Sublessor could do so under the Prime Lease. Sublessor shall forward to Sublessee immediately upon receipt all bills, invoices, statements, notices, orders or communications of any kind concerning or pertainig to any matter or thing for which Sublessee is or may be responsible hereunder.

          (c) All amounts which Sublessee is required to pay pursuant to this Sublease (other than Base Rent), together with every fine, penalty, interest and cost which may be added for non-payment or late payment thereof, (other than non-payment or late payment attributable to Sublessor's failure or delay in forwarding bills invoices, statements or notices relating to such required payment), shall constitute additional rent ("Additional Rent"). In the event that Sublessee shall fail to make any payment of Additional Rent for five (5) days following notice that the same was not paid when due, Sublessor shall have the right to make such payment on Sublessee's behalf and to demand reimbursement of such amount from Sublessee.

          (d) If any installment of Base Rent shall not be paid on its due date, Sublessee shall pay to Sublessor, on demand, interest at the rate provided for late payments of Prime Lease Rent under the Prime Lease (or the highest interest rate allowed by law, whichever is lower) on the amount of such installment from the due date thereof until paid. Sublessee shall pay to Sublessor, on demand, interest at such rate on all overdue Additional Rent paid by Sublessor on behalf of Sublessee from the date of payment by Sublessor until repaid by Sublessee.

          (e) Sublessor agrees that it will pay to Prime Lessor, on or before the date due, all installments of annual rent which are due under the Prime Lease and shall otherwise comply with all terms and conditions of the Prime Lease which are not undertaken by Sublessee under this Sublease. Sublessor agrees that it will, upon request of Sublessee, pursue any rights which it may have under the Prime Lease against the Prime Lessor in the event that the Prime Lessor shall fail to comply with a request by the Sublessee under the Prime Lease.

     4.   Use. The Demised Premises are agreed to contain 472,500 square feet
          ---
and may be used by Sublessee solely as a warehouse and distribution facility and not for any manufacturing activities. The foregoing notwithstanding, Sublessee shall not use the Demised Premises nor permit the Demised Premises to be used, directly or indirectly, for: a massage parlor, adult book store or pornographic display of any nature; gas station, auto service or repair center; junk yard or dump; dry cleaner; or any use involving the operation of a below ground storage tank or the use or sale on the Demised Premises of toxic, hazardous or explosive substances, in violation of applicable law.

     5.   Title and Condition of Demised Premises. Sublessor will remove all of
          ---------------------------------------
its equipment from the Demised Premises, except the security system and equipment utilized in the operation of the building and systems, prior to tender of possession. Except as specifically provided in Section 7, (a)(v) below, (a). The Demised Premises are subleased to Sublessee in their present condition by Sublessor, without representation or warranty, subject to: (i) the Prime Lease and all other easements, agreements, covenants and matters of record, (ii) all taxes not yet due and payable, and (iii) subject to paragraph 4 above, all applicable zoning rules, restrictions, regulations, resolutions and ordinances and building restrictions and governmental regulations now or hereafter in effect.

          (b) By execution of this Sublease, Sublessee acknowledges and agrees that it shall accept the Demised Premises on the Term Commencement Date in its then "as is" and "where is" condition, provided that there has been no change or deterioration in the Demised Premises from the date hereof other than change or deterioration caused by Sublessee's use of the Demised Premises. Sublessee acknowledges and agrees that neither Sublessor nor its agents or employees has made any express warranty or representation regarding the physical or environmental condition of the Demised Premises, the quality or workmanship of the Demised Premises, latent or patent, or the fitness of the Demised Premises for any particular use or purpose and that no such representation or warranty shall be implied by law, it being agreed that all such risks are to be borne by Sublessee.

          (c) Sublessor makes no representation or warranty, express or implied, with respect to the necessity (or lack of necessity) for or availability of any permits, licenses or other governmental authorizations in order to modify, alter or change the Demised Premises or to operate the Demised Premises for the uses intended by Sublessee, it being agreed that all such risks are to be borne by Sublessee.

          (d) Upon termination of this Sublease, Sublessee shall remove all of its equipment from the Demised Premises, repair any damage caused by such removal and return the Demised Premises, broom clean and in the same condition as received, ordinary wear and tear excepted.

     6.   The Prime Lease. (a) This Sublease and all rights of Sublease
          ---------------
hereunder and with respect to the Demised Premises are subject to the terms, conditions and provisions of the Prime Lease. Sublessee shall have all of the rights of Sublessor vis a vis the Landlord to enforce the obligations of the Landlord under the Prime Lease.

          (b)  Without limitation of the foregoing:

               (i) if Sublease desires to take any action, including structural changes within the Demised Premises, and the Prime Lease would require the Sublessor obtain the consent of the Prime Lessor before undertaking any action of the same kind, Sublessee shall not undertake the same without the prior written consent of Sublessor. Sublessor may condition its consent on the consent of the Prime Lessor being obtained, and may require Sublessee to contact the Prime Lessor directly for such consent but Sublessor shall not otherwise unreasonably withhold, delay or condition its consent;

               (ii) Sublessor shall also have all rights, and all privileges, options, reservations and remedies, granted or allowed to, or held by, the Prime Lessor under the

Prime Lease to the extent that the exercise of those rights is not inconsistent with the terms of the Sublease;

               (iii) Sublessee shall maintain insurance of the kinds required to be maintained by Sublessor under the Prime Lease and including any rights of self insurance subject to the Net Worth Requirement under the Prime Lease, and the consent of Prime Lessor. All policies of liability insurance shall name the Prime Lessor and Sublessor as additional insured and all physical damage insurance shall insure Prime Lessor as its interest may appear; provided, that Sublessee shall not be entitled to any insurance proceeds from policies which may be carried by Sublessor, and if Sublessor is required to repair or restore improvements and betterments to the Demised Premises insured by Sublessee, Sublessee shall make available all insurance proceeds for such repair or restoration to Prime Lessor; provided, however, that at the election of Sublessee, Sublessor will maintain the insurance required to be maintained under the Prime Lease, and Sublessee shall reimburse Sublessor therefore at the rate of Forty Seven Thousand Two Hundred Fifty and no/100 Dollars (47,250.00) per annum payable in equal monthly installment of Three Thousand Nine Hundred Thirty Seven and 50/100 Dollars ($3,937.50) in advance on the first of each calendar month;

               (iv) Neither Sublessor nor Sublessee shall do anything or suffer or permit anything to be done which results in a default under the Prime Lease or permit the Prime Lease to be canceled or terminated. Sublessor shall not attempt or agree to amend modify, cancel or reject the Prime Lease without the prior written consent of Sublessee which may be withheld or granted in Sublessor's sole discretion.

          (c) Notwithstanding anything contained herein or in the Prime Lease which may appear to be to the contrary, Sublessor and Sublessee hereby agree as follows

               (i) Sublessee shall not assign, or otherwise transfer or permit the transfer of the Sublease or any interest of Sublessee in this Sublease, by operation of law or otherwise, or permit the use of the Demised Premises or any part thereof by any persons other than Sublessee and Sublessee's employees, or sublet the Demised Premises or any part thereof, except to the extent Sublessor gives consent to a subletting or assignment; provided that no consent shall be required for a full or partial assignment of this Sublease or a sub-sublease of all or any portion of the Demised Premises to an entity which controls, is controlled by or under common control with the Sublessee. Sublessor agrees that it will not unreasonably withhold, delay or condition its consent to a proposed subletting or assignment for which its consent is required, provided that Sublessee shall remain liable under this Sublease;

               (ii) neither rental nor other payments hereunder shall abate by reason of any damage to or destruction of all or part of the Demised Premises or the Building unless, and then only to the extent that, rent actually abates under the Prime Lease with respect to the Demised Premises on account of such event;

               (iii) in the event of any conflict between the terms, conditions and provisions of the Prime Lease and of this Sublease, the terms, conditions and provisions of this Sublease shall govern and control.

        (d) Except as provided herein it is expressly understood and agreed that Sublessor does not assume and shall not have any of the obligations or liabilities of the Prime Lessor under the Prime Lease and that Sublessor is not making the representations or warranties, if any, made by the Prime Lessor in the prime Lease. With respect to work, services, repairs and restorations or the performance of other obligations required of the Prime Lessor under the Prime Lease, Sublessor's sole obligation with respect thereto shall be to request the same, upon written request from Sublessee, and to use diligent efforts to abtain the same from the Prime Lessor. Sublessor shall have the right to deal directly with the Prime Lessor concerning the performance of Prime Lessor's obligations under the Prime Lease. Sublessor shall not be liable in damages, nor shall rent abate hereunder, for or on account of any failure by the Prime Lessor to perform the obligations and duties imposed on it under the Prime Lease, except as set forth in Section 6(c)(ii) above.

        (e) Sublessor shall use its best commercially reasonable efforts to obtain an agreement from Prime Lessor for the benefit of Sublessee, that Prime Lessor shall give written notice of any default under the Prime Lease to Sublessee and thereafter Sublessee shall have fifteen (15) days to cure such default.

     7. Representations and Warranties.
        ------------------------------

        (a) Sublessor. Sublessor represents and warrants to Sublessee as
            ---------
follows:

            (i) Sublessor is a corporation, duly organized, validly existing and in good standing in the State of Michigan; it has full power and authority to enter into this Sublease with Sublessee; it has duly authorized the execution and delivery of this Sublease; the Sublease has been duly executed and delivered and constitutes a valid and binding obligation of Sublessor, enforceable in accordance with its terms; the execution and delivery of the Sublease does not violate or contravene any document, instrument, agreement, rule, regulation or order to which Sublessor is a party or by or under which Sublessor is bound; no consent or approval of any person or entity is required for this Sublease which has not been obtained. As of the execution and delivery of the Sublease, Sublessor is solvent, and will not be rendered insolvent by the transaction contemplated herein;

            (ii) There is no litigation pending, or to Sublessor's best knowledge, threatened by any person or entity which does or could affect the Demised Premises, or the Prime Lease, or this Sublease; Sublessor has not been notified that there is any violation of law at or with respect to the Demised Premises;

            (iii) The Prime Lease is in full force and effect, and has not been terminated, amended, or modified except as indicated above. To the best of Sublessor's knowledge and belief no default by Sublessor or Prime Lessor exists under the Prime Lease and no event or act has occurred which, with the giving of notice or passage of time or both, could ripen into a default under the Prime Lease;

            (iv) To the best of Sublessor's knowledge and belief, no underground storage tanks are located on the Demised Premises;

               (v) The Demised Premises will be delivered broom clean, equipment in proper working order and bolts will be removed or flush cut and holes in the floor caused by equipment removal or excessive wear by material handling equipment will be repaired to the extent required for safety;

               (vi) The Commencement Date of the Prime Lease is March 15, 1989 and the Prime Lease shall terminate March 31, 2014;

               (vii) On July 12, 1996, Sublessor sent written notice to Prime Lessor of its intention to discontinue its operation at the Demised Premises and of its desire to assign or sublet the Demised Premises, and that on the Term Commencement Date, Sublessor shall not have received a notice of termination of the Prime Lease from Prime Lessor.

          (b) Sublessee represents and warrants to Sublessor that: (i) Sublessee is a corporation, duly organized, validly existing and in good standing under the laws of The State of Pennslyvania and has the power to own its property and assets and carry on its business in the State of Texas;

               (ii) the execution of this Sublease constitutes the binding obligation of Sublessee;

               (iii) the sublease of the Demised Premises will not conflict with or result in a breach of Sublessee's Articles of Incorporation or By-laws or any material agreement to which Sublessee is a party or by which it may be bound, or violate any state or federal governmental law, statute, ordinance or regulation.

     8.   Notices, Demands and Other Instruments. All notices, demands or other
          --------------------------------------
communications given pursuant to this Sublease shall be in writing and shall be deemed given on the date mailed if mailed by nationally recognized overnight courier or by registered or certified mail, return receipt requested, with postage prepaid if: (a) when mailed to Sublessor, it is addressed to Sublessor at its address set forth above, marked "Attention: Vice President - Corporate Facilities," and (b) when mailed to Sublessee, it is addressed to Sublessee at its address set forth above. The parties may specify any other address in the United States with fifteen (15) days' notice.

           To Sublessor:            Kmart Corporation.
                                    3100 West Big Beaver Road
                                    Troy, Michigan 48084
                                    Attn: Vice President Real Estate
                                    Telecopier: 810-643-2689

          With a copy to:           Dickinson Wright, Moon, VanDusen
                                         and Freeman
                                    225 West Washington Street, #400
                                    Chicago, Illinois 60606
                                    Attention: Ronald B. Grais
                                    Telecopier: 312-220-0021

          To Sublessee:             Dal-Tile Corporation
                                    7834 Hawn Freeway
                                    Dallas, TX 75217
                                    Attn: Manager-Real Estate
                                    Telecopier: 214-309-4934

          With a copy to:           Godwin & Carlton
                                    901 Main Street
                                    Suite 3300
                                    Dallas, TX 75202-3714
                                    Attn: Joshua Mond
                                    Telecopier: 214-760-7332

     9.   Separability. If any provision of this Sublease or its application to
          ------------
any persor or circumstance shall be declared invalid or unenforceable, the remaining provisions of this Sublease, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby and each provision shall be valid and enforceable to the extent permitted by law.

     10.  Binding Effect. All provisions contained in this Sublease shall be
          --------------
binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of Sublessor and Sublessee. If Sublessor acquires a fee interest in the Demised Premises, this Sublease shall not be affected and shall continue as a direct lease of the Demised Premises between Sublessor and Sublessee.

     11.  Interpretation, Amendment and Modification. This Sublease shall be
          -------------------------------------------
interpreted under the laws of the State of Texas. The Section and subsection captions are for the convenient reference of the parties only and are not intended to and shall not be deemed to modify the interpretation of the Section or subsection from that which is indicated by the text of the Section or subsection alone. All of the representations, warranties and indemnities contained in this Sublease shall survive indefinitely the expiration or termination of this Sublease. This Sublease is the product of negotiation and the parties agree that it shall not be interpreted against the drafter. This Sublease contains the entire agreement between the parties with respect to the Demised Premises and all prior negotiations or agreements, whether oral or written, are superseded and merged herein. This Sublease may not be changed or amended except by a writing duly authorized and executed by the party against whom enforcement is sought.

     12.  Brokers. Each party hereby represents and warranties to the other that
          -------
it has had no dealings with any real estate broker or agent in connection with this Sublease excepting only Russ Peterson of Dallas, Texas, whose commission shall be paid upon Sublessee's occupancy by Sublessor in accordance with the agreement between broker and Sublessor and subject to rent offset and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Sublease. Each party agrees to protect, defend, indemnify and hold the other harmless from and against any and all claims inconsistent with the foregoing representations and warranty for any brokerage, finders or similar fee or commission in connection with this Sublease if such claims are based on or relate to any act of the indemnifying party which is contrary to the foregoing representations and warrantiies.

     13.  Memorandum of Sublease. This Sublease shall not be recorded. If a
          ----------------------
party records this Sublease, it shall be a default hereunder by such party. Sublessor and Sublessee shall, simultaneously with the execution of this Sublease, enter into a short form memorandum of this Sublease and Sublessee shall pay the cost to record the memorandum and any transfer, conveyance or similar tax due as a result of the subleasing of the Demised Premises or the recording of the memorandum.

     14.  Indemnification. (a) Indemnification by Sublessee. Sublessee agrees
          ---------------      ----------------------------
that it will indemnify and hold Sublessor, and its successors in interest hereunder, harmless from and against any loss, cost, expense, damage (including consequential or incidental damage), penalty or liability which Sublessor does incur as a result of or arising from

               (i)   Sublessee's use of the Demised Premises during the term;

               (ii) the breach or violation of any representation, warranty, covenant or agreement made by Sublessee hereunder;

               (iii) Sublessee's failure to perform its obligations under this Sublease or to perform those of the obligations under the Prime Lease which Sublessee has agreed to perform on Sublessor's behalf.

          (b)  Indemnification by Sublessor. Sublessor agrees that it will
               ----------------------------
indemnify and hold Sublessee, and its successors in interest hereunder, harmless from and against any loss, cost, expense, damage (including consequential or incidental damage), penalty or liability which Sublessee does incur as a result of or arising from

               (i) the condition or use of the demised Premises prior to the Sublease Term Commencement Date;

               (ii) the breach or violation of any representation, warranty, covenant or agreement made by Sublessor hereunder.

               (iii) the failure of Sublessor to perform its obligations under this Sublease or to perform those of its obligations under the Prime Lease which remain the primary responsibility of Sublessor, or

               (iv) any act or omission done or made by Sublessor which results in the termination, cancellation or rejection of the Prime Lease and/or the Sublease, or the inability of Sublessee to have the full benefit of the rights provided to Sublessee hereunder.

          (c) In no event shall Sublessee or Sublessor be required to indemnify or hold harmless any person or entity for any loss, cost, damage, penalty or liability which is the result of the negligence or willful misconduct of the person or entity seeking indemnification.

     15.  Rental Deposit. Upon the Term Commencement Date, Sublessee shall
          --------------
prepay the monthly installments of Base Rent for the eleventh and twelfth months of the Primary Term, in the amount of Ninety Two Thousand Five Hundred Thirty One and 25/100 Dollars ($92,531.25) each respectively.

        16. Condition Precedent. This Sublease is subject to consent thereto by
            -------------------
Prime Lessor either by lapse of time under Section 22 (b) of the Prime lease or by written consent to the terms of this Sublease, within thirty (30) days of the date hereof. If Prime Lessor refuses to consent to this Sublease, or elects to negotiate directly with Sublessee in accordance with Section 22(b) of the Prime Lease, this Sublease shall simultaneously terminate and neither party shall have any further rights or obligations under the Sublease and each party hereby releases the other from any cost, loss, damage, claim, liability, expense, fee or charge related to, arising from or involving this Sublease or the Demised Premises.



        IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed as of the date first above written.





WITNESSED:                    KMART CORPORATION
                              ("Sublessor")

/s/ [ILLEGIBLE]
--------------------          By: /s/ [ILLEGIBLE]
                                 -----------------------------------
--------------------          Its:     Real Estate Rep:
                                   ---------------------------------------------
                                       Dickinson, Wright:
                                          Approved:_____________________________
                                          Reviewed (see comments): /s/ ILLEGIBLE
                                                                  --------------


                              DAL-TILE CORPORATION
                              ("Sublessee")

                              By:  /s/ James Eckelberger
                                 -------------------------------
                                   James Eckelberger
/s/ [ILLEGIBLE]               Its: Vice President
--------------------

                                    EXHIBIT A
                                    ---------

K MART ADDITION, an Addition to the City of Sunnyvale, Dallas County, Texas, according to the Plat recorded in Volume 87118, Page 1904, Map Records, Dallas County, Texas, and being more particularly described by metes and bounds as follows:

Beginning at an iron rod found at the Northeast corner of Lot 1, Block 8 of SAMUEL PARK FARMS WEST, an Addition to the City of Mesquite, Texas, according to the Plat recorded in Volume 83216, Page 3409, Map Records, Dallas County, Texas, said iron rod also being in the West right-of-way line of Planters Road;

THENCE South 89 degrees 33 minutes 38 seconds West, along the North line of said SAMUEL PARK FARMS WEST, a distance of 1669,48 feet to an iron rod found in place;

THENCE North 0 degrees 05 minutes 25 seconds West, 970.81 feet to an iron rod found in place;

THENCE North 89 degrees 33 minutes 38 seconds East, 1237.00 East to an iron rod found in place in the aforementioned West right-of-way line of Planters Road;

THENCE along said West right-of-way line as follows;

1) Southeasterly, 8.04 feet along a curve to the left having a radius of 1030.00 feet, a central angle of 0 dgrees 26 minutes 50 seconds and a chord bearing South 46 degrees 18 minutes 50 seconds East a distance of 8.04 feet to an iron rod found in place at the-end of said curve;

2) South 46 degrees 32 minutes 20 seconds East, 373.37 feet to an iron rod found in place at the beginning of a curve to the right;

3)   Southeasterly, 398.27 feet along said curve to the right having a radius of
495.00 feet, a central angle of 46 degrees 05 minutes 58 seconds and a chord bearing South 23 degrees 29 minutes 21 seconds East a distance of 387.81 feet to a ??? found cut in concrete at the end of said curve;

4) South 0 degrees 26 minutes 22 seconds East, 349.63 feet to the PLACE OF BEGINNING and containing 35.000 acres (1,524,600 square feet) of land.

                                   EXHIBIT "C"

                 THIS LEASE (the "Lease") made and entered into as of the _____
            day of February, 1989, by and between METROPLITAN LIFE INSURANCE COMPANY, a New York corporation having its principal office at One Madison Avenue, New York, New York 10010 (herein referred to as "Landlord"), and K MART CORPORATION, a Michigan corporation having its principal office at 3100 West Big Beaver Road, Troy, Michigan 48084 (herein referred to as "Tenant"),

                 WITNESSETH:  That in consideration of the rents, covenants, and conditions herein set forth, landlord and Tenant do hereby covenant, promise and agree as follows:

Demised
Premises         1.  Without representation or warranty, express or implied,
-------- Landlord does demise unto Tenant and Tenant does take from Landlord, for the "Lease Term" (hereinafter defined), the following property:
            That certain tract or parcel of real property which is more particularly described on Exhibit "A" attached hereto and made a part hereof (the "Land"), together with the building(s) and/or improvements existing on the Land on the date hereof and all additional buildings and/or improvements hereafter erected or constructed on the Land (the "Improvements"); subject, however, to the matters listed on Exhibit "B" attached hereto and made a part hereof.


                 Said Land and Improvements, together with any right, title or interest of Landlord in or to any licenses, rights, privileges and easements appurtenant thereto, shall be hereinafter collectively referred to as the "demised premises".

Term             2.  The term of this Lease shall commence upon the date of this
---- Lease (the "Commencement Date") and shall terminate upon such date as shall be twenty-five (25) years from the last day of the month during which the Commencement Date occurs (the "Initial Lease Term); provided however, the term of this Lease may be extended as provided in Article 12 hereof. The phrase "Lease Term", as used in this Lease, shall mean the Initial Lease Term, together with any extension(s) pursuant to Article 12 hereof.


Annual
Rental           3.  Tenant shall, during the Lease Term, pay to Landlord, at
------ such place as Landlord shall designate in writing from time to time, an annual rental in the following amounts:



                 Years  1-5:   $1,040,910 per annum
                 Years  6-10:  $1,092,956 per annum
                 Years 11-15:  $1,147,604 per annum
                 Years 16-20:  $1,204,984 per annum
                 Years 21-25:  $1,265,233 per annum

                 Rental During Option Period
                 ---------------------------

                 1st five-year option - $1,391,756.00 per annum 2nd five-year option - $1,530,931.00 per annum 3rd five-year option - $1,684,024.00 per annum 4th five-year option - $1,852,427.00 per annum 5th five-year option - $2,037,670.00 per annum 6th five-year option - $2,241,437.00 per annum

          The annual rentals listed above shall be paid by Tenant to Landlord without deduction or offset, except as expressly provided in Articles 20 and 21 hereof, in equal monthly installments on the first day of each month, in advance, commencing on the Commencement Date; provided however, in the event the Commencement Date shall not be the first day of a calendar month, then the rental for such month shall be prorated (on the basis of a rental of $1,040,910.00 per annum) upon a daily basis and shall be in addition to rental for the first year of the Lease Term in the amount of $1,040,910.00 as provided above in this
          Article 3; it being understood between Landlord and Tenant that the first year of the Lease term shall be a period of twelve (12) months, plus the number of days which exist between the Commencement Date and the last day of the month during which the Commencement Date occurs. The annual rental to be paid by Tenant hereunder shall be absolutely net to Landlord and free of any operating expenses relative to the demised premises, so that this Lease shall yield the annual rentals specified above, net to Landlord, throughout the Lease Term.

Real
Estate
Tax           4.   Tenant shall pay and discharge all ad valorem real estate
---
          taxes and assessments of any nature which shall be levied against the demised premises during the Lease Term.

               Tenant shall pay and be liable for all sales and use taxes and other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority. Tenant shall also be liable for and shall pay all taxes levied or assessed against Tenant's property or equipment located in or upon the demised premises, or any part thereof. Notwithstanding the immediately preceding sentence, Tenant shall not be chargeable with, nor be obligated to pay, any income, profit, inheritance, estate, succession, gift, franchise or transfer taxes which are or may be imposed upon Landlord, its successors or assigns, and which do not result from Tenant's use of the demised premises, by whatsoever authority imposed or howsoever designated.

               Taxes and assessments payable by Tenant pursuant to this Article 4 for the last year of the Lease Term shall be prorated based upon actual tax and/or assessments statements, if available; otherwise, the proration shall be made based upon the most recent tax and/or assessment statements available.

               Written evidence of the payment by Tenant of taxes and assessments pursuant to this Article 4 shall be furnished by Tenant to Landlord not later than ten (10) days prior to the date upon which any such taxes or assessments would become delinquent.

               Tenant shall have the right to contest, with such right to be exercised reasonably and in good faith, the validity or the amount of any tax or assessment levied against the demised premises by such appellate or other proceedings as may be appropriate in the jurisdiction and may defer payment of such obligations, pay same under protest, or take such other steps as Tenant may reasonably deem appropriate; provided that, (i) neither the demised premises, nor any part thereof or interest therein, would be, in Landlord's sole opinion, in any danger of being sold, forfeited, lost or interfered with, and (ii) Tenant shall furnish such security as may be required in any legal proceeding or as shall be reasonably requested by Landlord. Landlord shall cooperate in the institution and prosecution of any such proceedings in a reasonable manner (but without cost or expense to Landlord) and will execute any documents reasonably required therefor. All costs and expenses of such proceedings shall be borne solely by Tenant and any refunds or rebates secured thereby shall belong to Tenant. Tenant shall not withhold payment of taxes which will cause any taxing authority to impose a tax lien against the demised premises, or any part thereof, and shall indemnify and hold Landlord harmless from any loss, cost or expense incurred by Landlord including, without limitation, attorneys' fees, as a result of any such contest(s) or proceeding(s).

                    5.   Article 5 is Intentionally Deleted.

                    6.   Article 6 is Intentionally Deleted.

                    7.   Article 7 is Intentionally Deleted.

                    8.   Article 8 is Intentionally Deleted.

                    9.   Article 9 is Intentionally Deleted.

                    10.  Article 10 is Intentionally Deleted.

Landlord's
Covenant
not to
Build               11.  Landlord covenants that it will not erect any buildings
-----
               or other structures on the land described in Exhibit "A" during the Lease Term.

Options
Extend
Lease               12.  Tenant shall have the right and option to extend the
-----
               term of this Lease for six (6) successive additional periods of five (5) years each, such extended term to begin, as the case may be, upon the expiration of the Initial Lease Term or upon the expiration of the then current extension following the expiration of the Initial Lease Term and each such extension shall be upon the same terms and conditions as herein set forth, except as otherwise provided herein. If Tenant shall elect to exercise one or more of the aforesaid option(s), it shall do so, in each case, by giving written notice to Landlord not less than six (6) months prior to the expiration of the then current term of this Lease. Time is of the essence with respect to each notice of Tenant's election to extend the term of this Lease and the failure of Tenant to provide written notice to Landlord on or before six (6) months prior to the expiration of the then current term of this Lease, shall be deemed to be an irrevocable waiver of any further rights to Tenant to extend the term of this Lease.

Purchase
Options             13.  Anything in this Lease contained to the contrary
-------
               notwithstanding, and without in any manner affecting or limiting any of the rights, options or estates granted to Tenant under this Lease, if the Landlord, at any time during the Lease Term, receives one or more bona fide offers from third parties to purchase the demised premises, and if any such offer is acceptable to the Landlord, then Landlord shall notify Tenant in writing, giving the price, terms and conditions of such offer, and

               Tenant shall have ten (10) days from and after the receipt of such notice from Landlord in which to elect to purchase the demised premises for the consideration and on the terms and conditions contained in the bona fide offer. If Tenant does not elect to purchase said demised premises and Landlord thereafter sells the demised premises, the purchaser shall take the demised premises, subject to and burdened with all the terms, provisions and conditions of this Lease, excluding this Article 13, the former landlord shall be relieved of all obligations hereunder, and the rights of the Tenant under this Lease as against the new owner shall not be lessened or diminished by reason of the change of ownership. Tenant's failure at any time to exercise its option under this Article 13 in the manner and within the time period specified above shall be deemed to be an irrevocable waiver by Tenant of such option. The date of closing of the subject sales transaction and the procedure to be followed with respect to the closing of the subject transaction shall be as specified in Landlord's notice. The purchase option granted to Tenant under this Article 13 shall be personal to Tenant and shall terminate upon the assignment of this Lease or the subletting of all or any portion of the demised premises by Tenant. The provisions of this
               Article 13 shall not be applicable to the transfer, conveyance or assignment, by whatsoever means, of the demised premises, or any portion thereof, or interest therein, and/or this Lease to an "Affiliate" of Landlord. As used in this Article 13, the term "Affiliate" shall mean any person or entity under common control of a person or entity which controls Landlord or which is controlled by Landlord.

Repairs             14. Tenant shall, at Tenant's sole cost and expense,
------- undertake all maintenance and repairs with respect to the demised premises including, without limitation, structural and non-structural repairs and replacements, and Tenant shall, during and throughout the Lease Term, take good care of the demised premises and maintain the demised premises in good, safe and tenantable condition. With respect to any structural repairs or replacements, Tenant shall, after obtaining Landlord's prior written consent to the extent required pursuant to this Article 14, promptly cause all necessary structural repairs and replacements to be made in quality and class equal to the condition of such structural portions on the date of this Lease, and upon completion shall furnish to Landlord "as built" plans and specifications for the work so performed. As used herein, the phrase "structural portions" refers to the foundation, exterior walls, members supporting the roof and the roof, but excludes, by way of example and not by way of limitation, interior walls, doors, molding, trim, window frames, door frames, closure, devices, hardware and plate glass. With respect to non-structural repairs or replacements, Tenant, after obtaining Landlord's consent to the extent required pursuant to this Article 14, shall promptly cause all necessary non-structural repairs and replacements to be made in quality and class equal to the condition of the demised premises on the date of this Lease. In the event that Landlord considers it necessary that any maintenance, replacements, renewals or repairs required by the provision of this Article 14 be made by Tenant, Landlord may request Tenant to undertake such repairs, renewals, replacements, or maintenance; and upon Tenant's failure or refusal to do so promptly, and in any event in case of an emergency, Landlord shall have the right, but not the obligation, to perform such maintenance or to make such repairs, renewals or replacements, Tenant hereby waiving any claim for damage caused thereby. Any sum so expended by Landlord shall be promptly reimbursed to Landlord by Tenant; and any such amount shall bear interest from the date on which Landlord expends such sum to the date of payment by Tenant at the then highest lawful contract rate which Tenant is authorized to pay under applicable law, not to exceed 18% per annum. Any such sum for which Tenant becomes liable to reimburse Landlord may be treated by Landlord as rent and be payable to Landlord on the first (1st) day of the next succeeding month. In the event that Landlord performs any such maintenance or makes any such repairs, renewals or replacements or undertakes to do so, Landlord shall not be liable to Tenant for any loss or damage which may occur to Tenant's equipment and property located within or on the demised premises incident to such action by Landlord. Tenant need not obtain the consent of Landlord before undertaking repairs or replacements pursuant to this Article 14 or alterations pursuant to Article 15, provided, in the case of non-structural repairs, replacements, changes and alternations, the costs of all such non-structural repairs, replacements, changes and alternations made during any calendar year do not exceed $200,000.00 in the aggregate; and provided, further that in the case of structural repairs, replacements, changes and alterations, the costs of all such structural repairs, relacements, changes and alterations made during any calendar year do not exceed $75,000.00 in the aggregate. In the event the costs of repairs, replacements, changes, and alterations proposed to be made would cause the aggregate costs of such repairs, replacements and alterations to exceed the limits for a calendar year set forth in the immediately preceding sentence of this
               Article 14, then Tenant shall obtain the consent of Landlord to such repairs, replacements, changes and alterations proposed to be made before the same are commenced, which consent shall not be unreasonably withheld or delayed by Landlord.

Alterations
and Addi-
tional Con-
struction           15.  Tenant may, at its own expense at any time, subject to
---------
               the conditions hereinafter set forth in this Article 15, (a) after obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, erect or construct additional buildings or structures ("Additional Improvements") on any portion of the Land; (b) make such alterations or changes, structural or non-structural, in and to the buildings on the Land as it may deem necessary or suitable after obtaining the consent of Landlord to the extent required under the provisions of Article 14; or (c) after obtaining the prior written consent of Landlord, demolish the whole or any part of any building at any time standing on the Land; provided that, if Tenant obtains Landlord's prior written consent to demolish a building on the Land, Tenant will replace the building which was demolished with a structure equal to or greater in value than the building demolished (the demolition of a building and the replacement thereof being referred to in this Article 15 as "Demolition Improvements").

               In the event Tenant obtains the prior written consent of Landlord for Additional Improvements or Demolition Improvement, the following terms and conditions shall be applicable to Tenant's making Additional Improvements or Demolition Improvements:

          (a) In connection with the design and construction (including demolition work, if any) of Additional Improvements or Demolition Improvements, Tenant shall comply with and observe all laws, codes, rules, regulations and restrictions applicable to (i) such design and construction and (ii) the demised premises.

          (b) The erection or construction of neither Additional Improvements nor Demolition Improvements shall adversely affect the Value (as hereinafter defined) of the demised premises.

          (c) Prior to the commencement of any work to erect or construct (including demolition work, if any) Additional Improvements or Demolition Improvements, Tenant shall cause to be issued to Landlord an unconditional irrevocable sight draft letter of credit ("Letter of Credit") issued by a national banking institution acceptable to Landlord in an amount equal to 125% of the Costs (as hereinafter defined). The term of the Letter of Credit shall be for a period extending twelve (12) months beyond the Completed Date (as hereinafter defined).

          (d) Completion (as hereinafter defined) of the Additional Improvements or Demolition Improvements must occur within 180 days after the Completion Date, and, notwithstanding anything to the contrary contained in this Lease, Tenant shall be deemed to be in default under the terms of this Lease if Completion does not occur within said 180 day period.

          (e) Landlord, as separate covenants with Tenant and without imposing conditions on the right of Landlord to draw on the Letter of Credit by sight draft or restricting the obligation of the issuing bank to pay upon said Letter of Credit upon presentation of a sight draft from Landlord identifying the Letter of Credit, shall have the right to draw on the Letter of Credit only during the last sixty (60) days of the term of the Letter of Credit or at such earlier date on which Tenant shall be in default under the terms of this Lease.

          (f) In the event Tenant is in default under the provisions of subparagraph (d) of this Article 15, Landlord shall have the right, but not the obligation, in its sole discretion, to (i) cause the Additional Improvements or Demolition Improvements to be completed in whole or in part to the satisfaction of Landlord and/or (ii) cause the Additional Improvements or Demolition Improvements to be removed in whole or in part from the Land. For the purposes of performing all work which may be necessary to the full exercise of the rights granted to Landlord pursuant to this subparagraph (f), Landlord, its agents, contractors and consultants and their respective agents, employees, contractors and materialmen shall have the right to enter upon and use the demised premises without being or becoming liable for any damages resulting to Tenant from such actions.

          (g) Landlord may use the proceeds obtained from payment to it on the Letter of Credit to pay (i) all costs and expenses of work performed pursuant to the provisions of subparagraph (f) of this Article 15, including but not limited to architectural, engineering and consultant's fees, all charges for work performed and materials furnished and reasonable fees of independent legal counsel and (ii) all charges for labor performed, services rendered and materials furnished in connection with the Additional Improvements or Demolition Improvements performed, rendered or furnished prior to the date Landlord exercises its rights under subparagraph (f) of this Article 15 which have not been paid by Tenant. In the event such proceeds are insufficient to make all payments authorized in this paragraph, Tenant shall be and remain liable to Landlord for the payment of any deficiency. In the event any of such proceeds remain unexpended by Landlord thirty (30) days after the last date on which any contractor, subcontractor, laborer or materialman who performs labor or furnishes labor, material or services in connection with the Additional Improvements or Demolition Improvements or work which may be performed pursuant to subparagraph (f) could perfect a lien pursuant to the provisions of Chapter 53 of the Texas Property Code, as amended, such remaining proceeds shall be paid to Tenant.

          (h) Upon request from Landlord, Tenant agrees to promptly furnish to Landlord such information and documentation relating to the design and construction of Additional Improvements of Demolition Improvements and Landlord may reasonably request, including but not limited to construction contracts and subcontracts, agreements with architects and engineers, working plans and specifications, permits and licenses, inspection reports, draw requests and cost certifications. Upon Completion, Tenant shall furnish to Landlord a complete set of the as-built plans and specifications for the Additional Improvements or Demolition Improvements and an as-built survey of the demised premises after Completion certified to Landlord in substantially the form of the Survey Certificate attached as Exhibit "D" to that certain Agreement of Sale dated ______________ between Tenant, as Seller, and Landlord, as Buyer, covering the demised premises.

     For the purposes of this Article 15 the term "Completion" is defined to mean the substantial completion of the Additional Improvements or Demolition Improvements in accordance with the plans and specifications therefor as evidenced by (i) a certificate addressed to Landlord and Tenant, in form and substance acceptable to Landlord, from Tenant's independent architect to the effect that the Additional Improvements or Demolition Improvements have been built in accordance with the plans and specifications, are in compliance with all codes, rules, regulations and restrictions applicable to (x) such construction or (y) the demised premises and have been substantially completed,
(ii) the issuance to Tenant of a certificate of occupancy for the Additional Improvements or Demolition Improvements by the governmental authority having jurisdiction to issue the same and (iii) the written certification by Tenant to Landlord, in form and substance satisfactory to Landlord, that the Additional Improvements or Demolition Improvements have been constructed in accordance with the plans and specifications therefor and in compliance with all laws, codes, rules, regulations and restrictions applicable thereto, that after Completion the demised premises are in compliance with all laws, codes, rules, regulations and restrictions applicable to the demised premises, that the Additional Improvements and Demolition Improvements do not impair the Value of the demised premises and that all bills and charges for labor performed, services rendered and materials furnished in connection with the Additional Improvements of Demolition Improvements have been paid, said certification to be accompanied by lien waivers or releases from all contractors, subcontractors, materialmen and laborers who performed services or labor or furnished materials with respect to the Additional Improvements or demolition Improvements. The term "Completion Date" is defined for the purposes of this Article 15 as the original date specified in the initial construction contract, before any amendments, modifications or changes thereto or change orders relating thereto, for substantial completion of the Additional Improvements or Demolition Improvements, a copy or which contract shall be furnished by Tenant to Landlord. The term "Costs" is defined for the purposes of this Article 15 to mean the greater of (i) the estimated total costs and expenses (including all "soft costs") of designing and constructing (including demolition costs, if any) the Additional Improvements or Demolition Improvements as submitted in writing to Landlord by Tenant at the time Tenant requests the consent of Landlord as provided in this Article 15 or (ii) if Landlord, in its sole discretion, disagrees with the estimate submitted by Tenant, then such estimated total costs and expenses as Landlord may determine, in its sole discretion, and submit to Tenant within thirty (30) days after receipt of Tenant's estimate. The term "Value" as used in this Article 15 is defined to mean the fair market value of the demised premises assuming the completion of the Additional Improvements or Demolition Improvements, as estimated by Landlord in its sole discretion. The reference to "structural changes", as used in clause (b) of the first paragraph of this Article 15, shall not include the moving of non-loadbearing partitions, minor plumbing or minor electrical work, modification and rearrangement of fixtures or other minor changes.

                           Any costs connected with filing applications for
                 building permits or authorizations for any work permitted under
                 Article 14 or this Article 15, or processing or obtaining the same shall be borne by Tenant. Landlord, at Tenant's cost, shall cooperate with Tenant in securing building or other permits or authorizations required from time to time for any work permitted under Article 14 or this Article 15 or for installations by Tenant permitted under Article 14 or this
                 Article 15.


Utilities
---------                  16. Tenant shall pay all charges for utility services
                 furnished to the demised premises during the Lease Term and Landlord shall not be responsible for any interruption in or termination of any or all of said services.

Govern-
mental
Regula-
tions
-----                      17. (a) Tenant shall, at its own expense, observe and
                 comply with all rules, orders and regulations of all duly constituted public authorities including, without limitation, the environmental laws, rules, regulations and orders referred to in Article 17(b) and all restrictions, covenants, agreement and other matters of record on the date of this Lease effecting the Land and/or the

Improvements. Tenant shall have the right to diligently contest, by proper proceedings conducted reasonably and in good faith and without cost to Landlord, the validity or application of any such rule, order or regulation and may postpone compliance therewith until the final determination of any such proceeding, provided that:

           (i) Neither the demised premises, nor any part thereof or interest therein, would be in any danger of being sold, forfeited, lost of interfered with;

           (ii) Landlord would not be in any danger of any civil or any criminal penalty for the failure to comply therewith;

           (iii) Tenant shall have furnished such security, if any, as may be required in any such proceedings or may be requested by Landlord; and

           (iv) Nothing contained herein shall be construed as providing Tenant with the right to contest any sum billed to Tenant by Landlord.

     (b) "Hazardous Materials" shall mean (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 ( 42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder;
(b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1080 ( 42 U.S.C. Section 9601 et seq.) ("CERLA"), as amended from time to time, and regulations promulgated thereunder; (c) asbestos; (d) polychlorinated biphenyls; (e) Underground or above ground storage tanks, whether empty, filled or partially filled with any substance; (f) any substance the presence of which on the demised premises is prohibited by any Governmental Requirements; (g) any other substance which by any Governmental Requirements requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment, or disposal; (h) urea formaldehyde insulation; (i) "toxic chemicals," "hazardous chemicals", or "extremely hazardous substances," under either the Emergency Planning and Community Right to Know Act of 1986 or the Occupational Safety and Health Act of 1970; (j) any "pollutant" within the meaning of the federal Clean Water Act and the regulations promulgated thereunder, including within the definitions found in 40 CFR (S) 122.2; (k) any "waste" within the meaning of the Texas Water Code, including within the definition thereof in
Section 26.001; (l) any substance governed by the Toxic Substances Control Act (15 U.S.C. (S) 2601); and ( m) any "hazardous waste" or "solid waste" within the meaning of the Texas Solid Waste Act, with particular reference to the definitions of such terms which appear in TEX. REV. CIV. STAT. ANN. Art. 4477-7,
(S) 2.

           (i) Neither Tenant nor the demised premises shall become subject to any private or governmental lien or judicial or administrative notice, order or action relating to Hazardous Materials or subject to any public or governmental lien or judicial or administrative notice, order or action relating to any environmental problems, impairments, or liabilities with respect to the demised premises, as a result of Tenant's use of the demised premises.

                        (ii) Tenant shall immediately notify Landlord should Tenant become aware of (1) any Hazardous Materials in, upon or under the demised premises, (2) any lien, action or notice of the nature described in subparagraph (b) (i) of this Article 17 relating, directly or indirectly, to the demised premises, or (3) any litigation or threat of litigation relating to any alleged unauthorized release of any Hazardous Material from or the existence of any Hazardous Material in, on or under the demised premises.

                        (iii) Tenant hereby covenants and agrees not to do or take any action or omit or fail to take any such action which will result in the introduction of any Hazardous Materials in, on or under the demised premises.

Liens and
Encumb-
rances
------              18.   Tenant will not, directly or indirectly, create or
                permit to be created or to remain, and will promptly discharge, any mortgage, lien, security interest, encumbrance, or charge on, pledge of, or conditional sale or other title retention agreement with respect to the demised premises or any part thereof, Tenant's interest therein, the rents accruing hereunder, or any other sum payable to Landlord under this Lease. Should any mechanic's or materialman's lien or liens or encumbrances or affidavits claiming liens or encumbrances be filed against the demised premises, or any part thereof, or interest therein, for any reason whatsoever incident to the acts or omissions of Tenant, or of any contractor, subcontractor, laborer performing labor, or materialmen furnishing materials at or for the demised premises or by reason of any specially fabricated materials, whether or not placed upon the demised premises, Tenant shall cause the same to be canceled or discharged of record by payment within fifteen (15) days of the filing thereof, or at such earlier time as shall be necessary to prevent the foreclosure thereof.


Insurance
---------           19.   Throughout the Lease Term, Tenant shall, at its own
                expense, be obligated to have procured and shall be obligated to maintain insurance against loss or damage by fire and such other hazards as are included in so-called "extended coverage" and against malicious mischief and against such other insurable hazards as, under good insurance practices, from time to time are insured against for structures similar to the Improvements in Dallas, Texas (the "Minimum Insurance"). The amount of such insurance shall be not less than eighty percent (80%) of the full replacement costs of the Improvements without reduction for depreciation. "Full replacement costs", as used in this Article 19, means the costs of replacing the Improvements; exclusive of the costs of excavations, foundations and footings below the lowest basement floor.

                    Notwithstanding the foregoing provisions of this Article 19, at any time during the Lease Term that Tenant's net worth, determined as hereinafter provided in this Article 19, shall have exceeded One Hundred Million and No/100 Dollars ($100,000,000.00) throughout the immediately preceding fiscal year of Tenant (the "Net Worth Requirement"), Tenant shall have the right, upon not less than thirty (30) days' prior written notice to Landlord and any mortgagee of Landlord, to self-insure the Improvements for perils which could be covered by the Minimum Insurance. Tenant shall promptly furnish to

Landlord, upon Landlord's request, quarterly financial statements for Tenant prepared in accordance with generally accepted accounting principles and signed or certified by an officer of Tenant, and Tenant shall furnish to Landlord not later than June 1 of each year during the Lease Term an annual report, which will include audited financial statements, for Tenant for the preceding fiscal year of Tenant ended January 31. Provided each of the financial statements required to be furnished to Landlord by Tenant reflect Tenant's net worth to be $100,000,000.00 or more the Net Worth Requirement shall be deemed satisfied; however, in the event any of the aforesaid financial statements shall reflect a net worth for Tenant of less than $100,000,000.00, then Landlord may give written notice to Tenant that Tenant does not satisfy the Net Worth Requirement and that Tenant must immediately cease to be self insured under this Article 19. Tenant may not thereafter elect to be self insured under this Article 19 unless and until the financial statements for Tenant included in an annual report furnished to Landlord after the date of its notice of non-compliance to Tenant reflect a net worth for Tenant of $100,000,000.00, or more. Landlord hereby acknowledges that Tenant has furnished evidence of its satisfaction of the Net Worth Requirement as of the date of this Lease and that Landlord has been advised of Tenant's intent to self-insure the Improvements during the Lease Term; provided that, Tenant continues to satisfy the Net Worth Requirement. Tenant hereby acknowledges and agrees that during any time that Tenant shall have failed to obtain and shall fail to maintain the Minimum Insurance in the amount of not less than eighty percent (80%) of the full replacement cost of the Improvements, Tenant shall be deemed to be a self-insurer and, in the event of any casualty loss or damage to any of the Improvements, Tenant shall be obligated to pay to Landlord, as additional rent, an amount equal to eighty percent (80%) of the full replacement cost of such Improvements, with such additional rent being due and payable to Landlord by Tenant upon the first day of the first month following written notice from Landlord to Tenant of the amount of additional rent so due and owing by Tenant to Landlord.

     In addition, Tenant shall obtain and keep in force, during and throughout the Lease Term, a policy of comprehensive public liability insurance insuring Landlord and Tenant, as their respective interests may appear, against any liability arising out of the ownership, use, occupancy or maintenance of the demised premises. Such insurance shall be in an amount of not less than One Million Dollars ($1,000,000,000.00) for injury to or death of one person in any one accident or occurrence and in an amount not less than Five Million Dollars ($5,000,000.00) for injury to or death of more than one person. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least Five Hundred Thousand Dollars ($500,000.00). The limits of said insurance shall not, however, limit the liability of Tenant hereunder. In addition, said policy of comprehensive public liability insurance shall insure Landlord with respect to the contractual indemnification of Landlord by Tenant for which provision is made in Article 29 of this Lease. In the event that Tenant shall fail to secure and maintain said policy of comprehensive public liability insurance, Landlord may, at Landlord's sole option and without any requirement with respect thereto, procure and maintain the same; and the cost of any such policy shall be considered as an operating expense of Tenant which shall be repaid to Landlord on demand, with interest accruing on any sums so expended by Landlord at the then highest lawful contract rate which Tenant is authorised to pay under the laws of the State of Texas from the date on which Landlord expended such sums to the date of payment. Notwithstanding the foregoing, so long as Tenant satisfies the Net Worth Requirement, Tenant's general corporate public liability insurance shall be deemed to satisfy the public liability insurance requirements of this Article 19, and Tenant may self insure for losses under $50,000,000.00.

                    Policies of insurance procured and maintained pursuant to
              this Article 19 shall be payable to Landlord. Tenant shall furnish to Landlord and Landlord's mortgagee, if any, certificates from the insuring company showing the existence of the insurance required by this Article 19. In case of casualty loss or damage, Tenant shall have no right to adjust the loss or execute proof thereof in the name of Landlord without the prior written consent of Landlord.

Casualty            20.  Should the whole or any part of the demised premises be
-------- partially or totally destroyed by fire or any other casualty after the commencement of this Lease, Tenant shall give prompt written notice thereof to Landlord, generally describing the nature and the extent of such damage. Should over fifty (50%) percent of the usable area (as such term is defined in the third subparagraph (a) of Article 21) in the building existing on the Land as of the date of this Lease be destroyed during the last three years of the Lease Term, Tenant shall have the right, at its option, to terminate this Lease by giving written notice to Landlord within thirty (30) days after the casualty. In the event of the termination of this Lease by Tenant as provided in the immediately preceding sentence of this Article 20, the following provision shall apply:

                         (a) All the insurance proceeds payable as a result of
                    such casualty shall be paid and belong to Landlord. In the event the Improvements are self insured at the time of the loss, Tenant shall pay to Landlord or as Landlord may direct, an amount equivalent to the insurance proceeds that would have been paid had insurance been in force, but not to exceed eighty (80%) percent of the full replacement costs of the Improvements.

                         (b) Tenant shall have sixty (60) days, rent free,
                    within which to remove its property from the demised premises.

                         (c) All unearned rent and other charges paid in advance
                    shall be refunded to Tenant.

              If Tenant does not terminate or does not have the right to terminate this Lease as provided above, then the following provisions shall be applicable:

                         (a) Within forty-five (45) days after the date of the
                    casualty and before work is commenced to repair or restore the demised premises to substantially the same condition as before the casualty ("Restoration Work"), Tenant shall cause to be issued to Landlord by a national banking institution acceptable to Landlord an unconditional irrevocable sight draft letter of credit ("Letter of

Credit") in an amount equal to 125% of the Costs (as hereinafter defined). The Letter of Credit shall be for a term extending for a period of twelve (12) months beyond the Completion Date (as hereinafter defined). Notwithstanding anything to the contrary contained in this Lease, if prior to the date of the casualty the originally named Landlord herein shall have transferred, conveyed or assigned the demised premises and/or this Lease to a party which is not an Affiliate of such Landlord (as the term Affiliate is defined in Article 13) payment on the Letter of Credit other than during the last sixty (60) days of the term thereof may be conditioned upon a certification by the then Landlord to the issuing bank the Tenant is in default under this Lease.

     (b) All of the insurance proceeds payable under insurance policies maintained by Tenant pursuant to Article 19 as a result of the casualty shall be paid to Landlord. In the event the Improvements are self-insured at the time of the casualty, Tenant shall pay to Landlord on or before the expiration of forty-five (45) days after the date of the casualty an amount equivalent to the insurance proceeds that would have been paid had insurance been in force, but not to exceed eighty (80) percent of the full replacement cost of the Improvements, unless Tenant shall have theretofore furnished to Landlord the Letter of Credit.

     (c) Not later than forty-five (45) days after the date of the casualty, Tenant shall commence the Restoration Work. Completion (as hereinafter defined) of the Restoration Work must occur within 180 days after the Completion Date, and, notwithstanding anything to the contrary contained in this Lease, Tenant shall be deemed to be in default under the terms of this Lease if Completion does not occur within said 180 day period. Tenant shall be obligated to repair and restore the demised premises to substantially the same condition as before the casualty, notwithstanding the fact that insurance proceeds or proceeds from self insurance may not be adequate to pay the Costs in full.

     (d) There shall be no abatement of rental or other charges payable by Tenant under the terms of this Lease during the period of repairs or restoration.

     (e) Landlord, as separate covenants with Tenant and without imposing conditions on the right of Landlord to draw on the Letter of Credit by sight draft or restricting the obligation of the issuing bank to pay upon said Letter of Credit upon presentation of a sight draft from Landlord identifying the Letter of Credit, shall have the right to draw on the Letter of Credit only during the last sixty (60) days of the term of the Letter of Credit or at such earlier date on which Tenant shall be in default under the terms of this Lease.

     (f) In the event Tenant is in default under the provisions of the second subparagraph (c) of this Article 20, Landlord shall have the right, but not the obligation, in its sole discretion, to cause the Restoration Work to be completed in whole or in part to the satisfaction of Landlord. For the purposes of performing all work which may be necessary to the full exercise of the rights granted to Landlord pursuant to this subparagraph (f), Landlord, its agents, contractors and consultants and their respective agents, employees, contractors and materialmen shall have the right to enter upon and use the demised premises without being or becoming liable for any damages resulting to Tenant from such actions.

           (g) Landlord may use the insurance proceeds and proceeds obtained from payment to it on the Letter of Credit to pay (i) all costs and expenses of work performed pursuant to the provisions of subparagraph (f) of this Article 20, including but not limited to architectural, engineering and consultant's fees, all charges for work performed and materials furnished and reasonable fees of independent legal counsel and (ii) all charges for labor performed, services rendered and materials furnished in connection with the Restoration Work performed, rendered or furnished prior to the date Landlord exercises its rights under subparagraph (f) of this Article 20 which have not been paid by Tenant. In the event such proceeds are insufficient to make all payments authorized in this paragraph, Tenant shall be and remain liable to Landlord for the payment of any deficiency. In the event any of such proceeds remain unexpended by Landlord thirty (30) days after the last date on which any contractor, subcontractor, laborer or materialman who performs labor or furnishes labor, material or services in connection with the Restoration Work or work which may be performed pursuant to subparagraph (f) could perfect a lien pursuant to the provisions of Chapter 53 of the Texas Property Code, as amended, such remaining proceeds shall be paid to Tenant.

           (h) Upon request from Landlord, Tenant agrees to promptly furnish to Landlord such information and documentation relating to the design and construction of Restoration Work as Landlord may reasonably request, including but not limited to construction contracts and subcontracts, agreements with architects and engineers, working plans and specifications, permits and licenses, inspection reports, draw requests and cost certifications. Upon Completion, Tenant shall furnish to Landlord a complete set of the as-built plans and specifications for the Restoration Work and an as-built survey of the demised premises after Completion certified to Landlord in substantially the form of the Survey Certificate attached as Exhibit "D" to that certain Agreement of Sale dated ___________ between Tenant, as Seller, and Landlord, as Buyer, covering the demised premises.

           (i) In connection with the design and construction (including demolition work, if any) of Restoration Work, Tenant shall comply with and observe all laws, codes, rules, regulations, and restrictions applicable to
     (i) such design and construction and (ii) the demised premises.

     For the purposes of this Article 20 the term "Completion" is defined to mean the substantial completion of the Restoration Work in accordance with the plans and specifications therefor as evidenced by (i) a certificate addressed to Landlord and Tenant, in form and substance acceptable to Landlord, from Tenant's independent architect to the effect that the Restoration Work has been built in accordance with the plans and specifications, are in compliance with all codes, rules, regulations and restrictions applicable to (x) such construction or (y) the demised premises and have been substantially completed, (ii) the issuance to Tenant of a certificate of occupancy for the Restoration Work by the governmental authority having jurisdiction to issue the same and (iii) the written certification by Tenant to Landlord, in form and substance satisfactory to Landlord, that the Restoration Work has been constructed in accordance with the plans and specifications therefor and in compliance with all laws, codes, rules, regulations and restrictions applicable thereto, that after Completion the demised premises are in compliance with all laws, codes, rules, regulations and restrictions applicable to the demised premises, that the Restoration Work does not impair the Value of the demised premises and that all bills and charges for labor performed, services rendered and materials furnished in connection with the Restoration Work have been paid, said certification to be accompanied by lien waivers or releases from all contractors, subcontractors, materialmen and laborers who performed services or labor or furnished materials with respect to the Restoration Work. The term "Completion Date" is defined for the purposes of this Article 20 as the original date specified in the initial construction contract, before any amendments, modifications or changes thereto or change orders relating thereto, for substantial completion of the Restoration Work, a copy of which contract shall be furnished by Tenant to Landlord. The term "Costs" is defined for the purposes of this Article 20 to mean the greater of (i) the estimated total costs and expenses (including all "soft costs") of designing and constructing (including demolition costs, if any) the Restoration Work as submitted in writing to Landlord by Tenant prior to commencement of the Restoration Work or (ii) if Landlord, in its sole discretion, disagrees with the estimate submitted by Tenant, then such estimated total costs and expenses as Landlord may determine, in its sole discretion, and submit to Tenant within twenty (20) days after receipt of Tenant's estimate. The term "Value" as used in this Article 20 is defined to mean the fair market value of the demised premises assuming the completion of the Restoration Work, as estimated by Landlord in its sole discretion.

               Any costs connected with filing applications for building permits or authorizations for any work required under this Article 20, or processing or obtaining the same shall be borne by Tenant. Landlord, at Tenant's cost, shall cooperate with Tenant in securing building or other permits or authorizations required from time to time for any work required under this Article 20.

Eminent
Domain         21.  As used herein, the term "Taking" refers to a permanent
------ taking during the Lease Term of all or any part of the demised premises or of Tenant's leasehold interest with respect thereto, as the result of or in lieu of or in anticipation of the exercise of the right of condemnation or of eminent domain for any public or quasi-public use under any governmental law, ordinance or regulation including, without limitation, a sale to a condemning authority in lieu of condemnation. As used herein, the term "Total Taking" shall refer to a Taking of the whole or substantially the whole of the demised premises. As used herein, the term "Partial Taking" shall refer to a Taking of less than the whole of the Improvements or the demised premises. As used herein, the term "Tender Date" shall refer to the earlier of (i) the date physical possession of the demised premises or any portion thereof is tendered to the condemning authority or (ii) the date physical possession of the demised premises or any portion thereof is taken by the condemning authority. As used in this Article 21, the term "Restoration Work" is defined to mean the work necessary to repair and restore the demised premises to substantially the same condition as before the Partial Taking insofar as possible. For the purposes of this Article 21 the term "Completion" is defined to mean the substantial completion of the Restoration Work in accordance with the plans and specifications therefor as evidenced by (i) a certificate addressed to Landlord and Tenant, in form and substance acceptable to Landlord, from Tenant's independent architect to the effect that the Restoration Work has been built in accordance with the plans and specifications, are in compliance with all codes, rules, regulations and restrictions applicable to (x) such construction or (y) the demised premises and have been substantially completed, (ii) the issuance to Tenant of a certificate of occupancy for the Restoration Work by the governmental authority having jurisdiction to issue the same and (iii) the written certification by Tenant to Landlord, in form and substance satisfactory to Landlord, that the Restoration Work has been constructed in accordance with the plans and specifications therefor and in compliance with all laws, codes, rules, regulations and restrictions applicable thereto, that after Completion the demised premises are in compliance with all laws, codes, rules, regulations and restrictions applicable to the demised premises, and that all bills and charges for labor performed, services rendered and materials furnished in connection with the Restoration Work have been paid, said certification to be accompanied by lien waivers or releases from all contractors, subcontractors, materialmen and laborers who performed services or labor or furnished materials with respect to the Restoration Work. The term "Completion Date" is defined for the purposes of this
     Article 21 as the original date specified in the initial construction contract, before any amendments, modifications or changes thereto or change orders relating thereto, for substantial completion of the Restoration Work, a copy of which contract shall be furnished by Tenant to Landlord. The term "Costs" is defined for the purposes of this Article 21 to mean the greater of (i) the estimated total costs and expenses (including all "soft costs") of designing and constructing (including demolition costs, if any) the Restoration Work as submitted in writing to Landlord by Tenant prior to commencement of the Restoration Work or (ii) if Landlord, in its sole discretion, disagrees with the estimate submitted by Tenant, then such estimated total costs and expenses as Landlord may determine, in its sole discretion, and submit to Tenant within twenty (20) days after receipt of Tenant's estimate. The term "Value" as used in this Article 21 is defined to mean the fair market value of the demised premises assuming the completion of the Restoration Work, as estimated by Landlord in its sole discretion.

            Any costs connected with filing applications for building permits or authorizations for any work required under this Article 21, or processing or obtaining the same shall be borne by Tenant. Landlord, at Tenant's cost, shall cooperate with Tenant in securing building or other permits or authorizations required from time to time for any work required under this
Article 21.

        In the event of a Total Taking during the Lease Term, such Total Taking shall be deemed to have caused this Lease to terminate and the Lease Term to expire on the Tender Date.

        If at any time during the Lease Term a Partial Taking occurs, then:

                (a) If the Partial Taking involves a Taking of more than 75,000 square feet of usable area (as defined in the third paragraph (a) of this Article 21) in the building existing on the Land on the date of this Lease, Tenant shall have the option to terminate this Lease by giving Landlord written notice of such termination within thirty (30) days after the Tender Date of the usable area, such termination to be effective as of the date of the tender or taking of physical possession.

                (b) If the Partial Taking results in the total denial of access by Tenant to (i) any utility necessary to service the demised premises, (ii) all of the parking areas on the Land or (iii) the building located on the Land as of the date of this Lease, or if as a result of such Partial Taking the parking area or spaces on the demised premises remaining after such Partial Taking are inadequate to satisfy zoning or parking ordinances or regulations applicable to the demised premises as applied to the Improvements existing on the date of this Lease or restrictive covenants applicable to the demised premises improved only by the Improvements existing on the date of this lease (the requirements of which shall be reduced by any modifications or waivers thereof made or granted prior to the date of the Partial Taking) and substitute or alternate areas for parking necessary to bring the demised premises into compliance with such ordinances, regulations or restrictive covenants are not available on the demised premises for reasons other than the construction of additional buildings or structures on the demised premises by Tenant after the date of this Lease, Tenant shall have the option to terminate the Lease by giving Landlord written notice of such termination within thirty (30) days after the Tender Date of that portion of the demised premises involved in the Taking, such termination to be effective as of the date of the Tender Date.

                (c) If more than 75,000 square feet of usable area in the building existing on the Land as of the date of this Lease is involved in the Partial Taking, Landlord shall have the option to terminate this Lease by giving Tenant written notice of such termination within thirty
        (30) days after the Tender Date of the usable area, such termination to be effective as of the last described date.

        In the event this Lease should be terminated pursuant to this Article 21, any rent paid for occupancy subsequent to the effective termination date shall be refunded to Tenant, and Tenant shall have sixty (60) days, rent free, within which to remove its property from the demised premises.

          If this Lease is not terminated as provided above in this Article 21 as a result of a Partial Taking, then the following provisions shall be applicable:

               (a) Within forty-five (45) days after the Tender Date and before Restoration Work is commenced Tenant shall cause to be issued to Landlord by a national banking institution acceptable to Landlord an unconditional irrevocable sight draft letter of credit ("Letter of Credit") in an amount equal to 125% of the Costs. The Letter of Credit shall be for a term extending for a period of twelve (12) months beyond the Completion Date.

               (b) All damages awarded for such Partial Taking shall be deposited in an account with a national banking institution acceptable to Landlord under the joint control of Landlord and Tenant. Upon Completion by Tenant there shall be disbursed from such joint account to Tenant an amount up to the Costs, and any balance remaining in the joint Account after such disbursement shall be disbursed to Landlord.

               (c) Not later than forty-five (45) days after the Tender Date, Tenant shall commence the Restoration Work. Completion of the Restoration Work must occur within 180 days after the Completion Date, and, notwithstanding anything to the contrary contained in this Lease, Tenant shall be deemed to be in default under the terms of this Lease if Completion does not occur within said 180 day period. Tenant shall be obligated to repair and restore the demised premises to substantially the same condition as before the Partial Taking, notwithstanding the fact that damages awarded for such Partial Taking may not be adequate to pay the Costs in full.

               (d) Landlord, as separate covenants with Tenant and without imposing conditions on the right of Landlord to draw on the Letter of Credit by sight draft or restricting the obligation of the issuing bank to pay upon said Letter of Credit upon presentation of a sight draft from Landlord identifying the Letter of Credit, shall have the right to draw on the Letter of Credit only during the last sixty (60) days of the term of the Letter of Credit or at such earlier date on which Tenant shall be in default under the terms of this Lease.

               (e) In the event Tenant is in default under the provisions of the second subparagraph (c) of this Article 21, Landlord shall have the right, but not the obligation, in its sole discretion, to cause the Restoration Work to be completed in whole or in part to the satisfaction of Landlord. For the purposes of performing all work which may be necessary to the full exercise of the rights granted to Landlord pursuant to this subparagraph (e), Landlord, its agents, contractors and consultants and their respective agents, employees, contractors and materialmen shall have the right to enter upon and use the demised premises without being or becoming liable for any damages resulting to Tenant from such actions.

          (f) Landlord may use the proceeds from the Condemnation Award and proceeds obtained from payment to it on the Letter of Credit to pay (i) all costs and expenses of work performed pursuant to the provisions of subparagraph (e) of this Article 21, including but not limited to architectural, engineering and consultant's fees, all charges for work performed and materials furnished and reasonable fees of independent legal counsel and (ii) all charges for labor performed, services rendered and materials furnished in connection with the Restoration Work performed, rendered or furnished prior to the date Landlord exercises its rights under subparagraph (e) of this Article 21 which have not been paid by Tenant. In the event such proceeds are insufficient to make all payments authorized in this paragraph, Tenant shall be paid and remain liable to Landlord for the payment of any deficiency. In the event any of such proceeds remain unexpended by Landlord thirty (30) days after the last date on which any contractor, subcontractor, laborer or materialman who performs labor or furnishes labor, material or services in connection with the Restoration Work or work which may be performed pursuant to subparagraph
     (e) could perfect a lien pursuant to the provision of Chapter 53 of the Texas Property Code, as amended, such remaining proceeds shall be paid to Tenant.

          (g) Upon request from Landlord, Tenant agrees to promptly furnish to Landlord such information and documentation relating to the design and construction of Restoration Work as Landlord may reasonably request, including but not limited to construction contracts and subcontracts, agreements with architects and engineers, working plans and specifications, permits and licenses, inspection reports, draw requests and cost certifications. Upon Completion, Tenant shall furnish to Landlord a complete set of the as-built plans and specifications for the Restoration Work and an as-built survey of the demised premises after Completion certified to Landlord in substantially the form of the Survey Certificate attched as Exhibit "D" to that certain Agreement of Sale dated ______________ between Tenant, as Seller, and Landlord, as Buyer, covering the demised premises.

          (h) In connection with the design and construction (including demolition work, if any) of Restoration Work, Tenant shall comply with and observe all laws, codes, rules, regulations and restrictions applicable to
     (i) such design and construction and (ii) the demised premises.

     If a Partial Taking involves less than 75,000 square feet of usable area in the building existing on the Land on the date of this Lease, then the annual rent rate payable during the remainder of the Lease Term commencing with the first day of the first full calendar month following the calendar month in which the Tender Date occurs shall be the greater of the following:

          (a) The annual rent payable pursuant to the provisions of Article 3 multiplied by a fraction the numerator of which is the number of square feet of usable area remaining in the building existing on the Land after the Partial Taking and the denominator of which is the number of square feet of usable area in such building immediately prior to such Partial Taking. For the purposes of this Article 21, the term "usable area" is defined to mean the gross square footage of building area enclosed within the interior surface of the exterior walls of the building, and, as of the date of this Lease, is deemed to be 470,182 square feet; or

                         (b) An annual rental computed in accordance with the following formula: ($11,500,000.00 minus Net Award) X Rental Percentage. For the purposes of the above stated formula the term "Net Award" is defined to mean the award made to the Landlord or the proceeds of sale realized by Landlord resulting from a taking for public or quasi-public purposes less (i) attorneys fees and other costs and expenses incurred by Landlord in connection with obtaining the award or consummating the sale and (ii) the portion of such award or proceeds used by Landlord and/or made available to Tenant to pay for or reimburse Tenant for the Costs of Restoration Work. For the purposes of the above stated formula "Rental Percentage" is defined to mean the percentage set forth below for the year in which the Tender Date Occurs:

                         Years 1-5                      9.1 %
                         Years 6-10                     9.5 %
                         Years 11-15                   10.0 %
                         Years 16-20                   10.5 %
                         Years 21-25                   11.0 %
                         1st Renewal option            12.1 %
                         2nd Renewal option            13.3 %
                         3rd Renewal option            14.6 %
                         4th Renewal option            16.1 %
                         5th Renewal option            17.7 %
                         6th Renewal option            19.5 %

                Provided, however, in no event shall the Tenant be required to pay rent at an annual rental rate which exceeds the annual rental rates set forth in Article 3 of this Lease. There shall be no other abatement of rental or other charges payable by Tenant as a result of a Partial Taking under this Lease.

                   All damages awarded for a Taking hereunder which results in a termination of this Lease shall belong to the Landlord; nothing herein contained, however, shall prevent Tenant from claiming, proving, collecting (from the condemning authority) and retaining any damages separately awarded to the Tenant by the condemnor for Tenant's fixtures and leasehold improvements, relocation costs, lost business or for any other damage separately compensable to Tenant by the condemnor without causing or resulting in a reduction of any award to Landlord. Landlord makes no representation or warranty that any such separate award or compensation is available under applicable law.

Assignment
and Subletting
--------------     22.   (a)  Tenant shall not (i) assign this Lease or any
                interest therein, or (ii) sublease the demised premises or any portion thereof except in accordance with the terms and covenants of this Article 22. Any attempted assignment or sublease by Tenant in violation of the terms and covenants of this Article 22 shall be void. If Tenant is not a natural person, the acquisition of a controlling interest in Tenant shall be deemed to be an assignment for purposes hereof. As used herein, the phrase "controlling interest" shall mean ownership of in excess of forty-nine percent (49%) of the voting interest in Tenant. Notwithstanding the provisions of this Article 22, Tenant may, upon written notice to Landlord but without the necessity of obtaining Landlord's consent and without the necessity to comply with the provisions of subparagraph
(b) of this Article 22, assign this Lease or sublet the demised premises to an "Affiliate." As used herein, the term "Affiliate" shall mean any entity under common control of a person or entity which controls Tenant or which is controlled by Tenant. Notwithstanding any assignment or sublease to an Affiliate, Tenant shall remain liable for payment of all rents and the performance and compliance with all other obligations and liabilities imposed upon Tenant hereunder.

     (b) In the event Tenant desires to assign this Lease or sublet all (but not less than all) of the demised premises, Tenant shall give Landlord written notice thereof ("Tenant's Notice"). If, as of the date of Tenant's Notice, Tenant has received or made a proposal for an assignment of the Lease or a sublease of the entire demised premises or has had communications with a third party regarding the same, Tenant's Notice shall identify the party to or from whom the proposal was made or received or the party with whom Tenant has had communications regarding a possible assignment or sublease. Landlord may request from Tenant such additional information and materials relating to the aforesaid proposal or communications as may be within Tenant's knowledge or control. During a period of two hundred ten (210) days after receipt of Tenant's Notice ("Negotiation Period"), Landlord shall have an absolute right to negotiate directly with third parties (including the party or parties identified in Tenant's Notice) for a lease covering the demised premises. At any time prior to the expiration of the Negotiation Period, Landlord may terminate this Lease by giving Tenant written notice of termination ("Landlord's Notice") and this Lease shall terminate thirty (30) days after the date of Landlord's Notice. In the event Landlord does not give Landlord's Notice as provided in the immediately preceding sentence, then from and after the expiration of the Negotiation Period Tenant shall have the right to assign this Lease or sublease the entire demised premises (but not less than all of the demised premises) without the necessity for obtaining Landlord's consent, provided (i) any such assignment or sublease is subject to the terms and provisions of this Lease, including but not limited to subparagraphs (c) and (d) of this Article 22 and Article 47 and (ii) Tenant shall remain primarily liable for payment of all rents and the performance and compliance with all other obligations and liabilities imposed upon Tenant under this Lease notwithstanding such assignment or sublease.

     (c)  Notwithstanding the provisions of subparagraphs (a) and (b) of this
Article 22, no assignment of this Lease or sublease of the demised premises pursuant to the provisions of subparagraphs (a) or (b) of this Article 22 shall be effective until such time as Landlord receives evidence satisfactory to Landlord that (i) the proposed subtenant or assignee will use the demised premises in accordance with Article 47 hereof, for the remainder of the Lease Term, or for the entire term of any sublease, if such expires prior to the expiration of the Lease Term; (ii) the occupancy of the demised premises by the proposed third party would not increase fire hazards, require substantial alterations to the demised premises, or adversely affect the reputation and image of the demised premises; and (iii) the third party is not owned or controlled by a foreign government, involved in lobbying activities, or reputed to be involved in illegal or illicit activities.

                        (d) No assignment or sublease by Tenant permitted under the terms of this Article 22 shall be effective until Tenant has furnished Landlord with a true and correct copy of the assignment or sublease and, with respect to an assignment or sublease pursuant to subparagraph (b) of this Article 22, until Landlord has been furnished with the evidence as required by subparagraph (c) of this Article 22. In the event of an assignment or sublease by Tenant pursuant to the provisions of subparagraph (b) of this Article 22, no assignee or sublessee or any subsequent assignee or sublessee shall have (i) any options to extend the term of this Lease as provided in Article 12 beyond the expiration of the then current term of this Lease; (ii) any right to make Additional Improvements or Demolition Improvements pursuant to Article 15; or (iii) any right to self-insure in any of the amounts or against any of the perils as provided in Article 19. Notwithstanding any assignment or sublease made in compliance with this Article 22 or the collection by Landlord of rent from any assignee or sublessee, Tenant shall remain primarily 1iable for payment of all rents and the performance and compliance with all other obligations and liabilities imposed upon Tenant under this Lease.

Signs           23.     During the Lease Term and the continued occupancy of the
----- entire demised premises by Tenant, the demised premises shall be referred to by only such designation as Tenant may indicate. Landlord expressly recognizes that Tenant claims the service mark and trademark "K mart" as valid and exclusive property of Tenant, and Landlord agrees that it shall not either during the Lease Term or thereafter, directly or indirectly, contest the validity of said mark "K mart" or any of Tenant's registrations pertaining thereto in the United States or elsewhere, nor adopt or use said mark or any term, word, mark or designation which is in any aspect similar to the mark of Tenant. Landlord further agrees that it will not at any time do or cause to be done any act or thing directly or indirectly, contesting or in any way impairing or tending to impair any part of the Tenant's right, title and interest in the aforesaid mark, and Landlord shall not in any manner represent that it has ownership interest in the aforesaid mark or registrations therefor, and specifically acknowledges that any use thereof pursuant to this Lease shall not create in Landlord any right, title or interest in the aforesaid mark.

Ingress
and
Egress          24.     Landlord warrants, as a consideration for Tenant
------ entering into this Lease, that it will refrain from taking any steps to interfere with the ingress and egress facilities to public streets and highways in the number and substantially in the locations existing on the date of this Lease, subject to unavoidable temporary closings or temporary relocations necessitated by public authority, or other circumstances beyond Landlord's control.

Landlord's
Remedies
--------                25.  (a) The following events shall be deemed to be
               events of default by Tenant under this Lease: (i) Tenant shall fail to pay any rent or other sum of money due hereunder and such failure shall continue for a period of ten (10) business days after the date such sum is due; (ii) Tenant shall fail to comply with any provision of this Lease or any other agreement between Landlord and Tenant not requiring the payment of money, all of which terms, provisions and covenants shall be deemed material and such failure shall continue for a period of thirty (30) days after written notice of such default is delivered to Tenant, or if such condition cannot reasonably be cured within such thirty
               (30) day period, Tenant shall fail to commence to cure such condition within such thirty (30) day period and/or shall thereafter fail to prosecute such cure diligently and continuously to completion within ninety (90) days of the date of Landlord's notice of such default; (iii) the leasehold hereunder demised shall be taken on execution or other process of law in any action against Tenant; (iv) Tenant shall cease to do business in (except for temporary periods necessary to prepare the demised premises or a portion thereof for occupancy by an assignee or sublessee permitted under the terms of this Lease) or abandon any portion of the demised premises; (v) Tenant shall become insolvent or unable to pay its debts as they become due, or Tenant notifies Landlord that it anticipates either condition; or
               (vi) a receiver or trustee shall be appointed for Tenant's leasehold interest in the demised premises or for all or a substantial part of the assets of Tenant and such receiver or trustee shall not be discharged within (90) days of appointment.


                            (b) Upon the occurrence of any event or events of
               default by Tenant, Landlord shall have the option to pursue any one or more of the following remedies without any notice [except for such notice expressly required by Article 25(a)(ii) or applicable law] or demand for possession whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of rent or other obligations due and waives any and all other notices or demand requirements except as imposed by applicable law): (i) terminate this Lease, in which event Tenant shall immediately surrender the demised premises to Landlord; (ii) terminate Tenant's right to occupy the demised premises and re-enter and take possession of the demised premises (without terminating this Lease); (iii) enter upon the demised premises and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that landlord shall not be liable for any damages resulting to the Tenant from such action; and (iv) exercise all other remedies available to Landlord at law or in equity including, without limitation, injunctive relief of all varieties.

                            (c) In the event Landlord elects to re-enter or take
               possession of the demised premises after Tenant's default, Tenant hereby waives notice of such re-entry or repossession except to the extent required by law and of Landlord's intent to re-enter or retake possession. Landlord may, without prejudice to any other remedy which it may have for possession arrearages in or future rent, expel or remove Tenant and any other person who may be occupying said demised premises or any part thereof. The rental provisions for holding over of Article 32 hereof shall apply with respect to the period from and after the giving of notice of such repossession by Landlord. In addition, Landlord may change or alter the locks and other security devices on the doors to the demised premises after having a notice posted on the demised premises as to the location of a key to such new locks and any right to obtain such a key. All Landlord's remedies shall be cumulative and not exclusive. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

        (d) In the event that Landlord elects to terminate this Lease, then, notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord the sum of all rents and other indebtedness accrued to the date of such termination, plus, as damages, an amount equal to the total of (i) the cost of recovering the demised premises, (ii) the cost of removing land storing Tenant's and other occupant's property located therein, (iii) the costs of reletting the demised premises, or portion thereof, (including, without limitation, brokerage commission), and (iv) the cost of collecting such amounts from Tenant hereunder.

        (e) In the event that Landlord elects to take possession of the demised premises and terminate Tenant's right to occupy the demised premises without terminating this Lease, Tenant shall remain liable, and shall pay to Landlord, monthly, on demand, any deficiency between the total rental due under this Lease for the remainder of the Lease Term and rents, if any, which Landlord is able to collect from another tenant(s) for the demised premises, or portion thereof, during the remainder of the Lease Term ("Rental Deficiency"). In addition, Tenant shall be liable for and shall pay to Landlord, on demand, an amount equal to (i) the cost of recovering possession of the demised premises, (ii) the cost of removing and storing Tenant's or any other occupant's property located therein, (iii) the costs of reletting the demised premises, or applicable portion thereof, whether accomplished in one or more phases (including without limitation, brokerage alterations and additions to the demised premises, or applicable portion thereof, whether accomplished in one or more phases, reasonably required to relet the demised premises, (v) the cost of collection of the rent accruing from any such reletting, and (vi) the cost of collecting any sums billable to Tenant by Landlord hereunder. Landlord may file suit to recover any sums falling due under the terms hereof, from time to time, and no delivery to or recovery by Landlord of any portion of the sums due Landlord hereunder shall be any defense in any action to recover any unpaid amount not theretofore reduced to judgment in favor of Landlord. Landlord shall be obligated to use reasonable efforts to relet the demised premises by engaging the services of a management company, leasing agent and/or real estate brokerage firm to attempt to obtain another tenant or tenants, but the acceptability of a proposed tenant and the terms and conditions of any such reletting shall be within the sole discretion of Landlord. Any sums received by Landlord through reletting shall reduce the sums owing by Tenant to Landlord hereunder, but in no event shall Tenant be entitled to any excess of any sums obtained by reletting over and above the sums owing by Tenant to Landlord. For the purpose of such reletting, Landlord is authorized to decorate or to make any repairs, changes, alterations, or additions in and to the demised premises or applicable portion thereof, reasonably necessary or advisable to relet the demised premises. No reletting shall be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention is given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default. In the alternative, Landlord may elect to immediately recover as damages, in lieu of the Rental Deficiency, a sum equal to the difference between (i) the total rent due under this Lease for the remainder of the Lease Term, and (ii) the then fair market rental value of the demised premises during such period, discounted to present value at the prime interest rate charged by Chase Manhattan Bank, N.A. as announced or published by such bank as of the date Landlord took possession of the demised premises and terminated Tenant's right to occupy the same ("Discounted Future Rent"). In such event, Landlord shall have no responsibility to attempt to relet the demised premises or to apply any rentals received by Landlord as a result of any such reletting (other than rentals received by Landlord from other tenants for the demised premises prior to the exercise by Landlord of its election to recover damages in lieu of the Rental Deficiency) to Tenant's obligations hereunder; and the aggregate amount of all damages due to Landlord, including the Discounted Future Rent hereunder, shall be immediately due and payable to Landlord upon demand.

                             (f) This Article 25 shall be enforceable to the
                   maximum extent not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion. No act or thing done by Landlord or its agents during the Lease Term shall be deemed an acceptance of an attempted surrender of the demised premises, and no agreement to accept a surrender of the demised premises shall be valid unless made in writing and signed by Landlord. No re-entry or taking of possession of the demised premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant.

                             (g) Landlord shall be in default hereunder in the
                   event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within ninety (90) days of the receipt by Landlord of written notice from Tenant of the alleged failure to perform. Tenant hereby covenants that, prior to the exercise by Tenant of any remedies to terminate this Lease, it will give the mortgagees holding mortgages on the demised premises notice and a reasonable time to cure any default by Landlord.

Bankruptcy              26.  Article 26 is Intentionally Deleted.
----------

Quiet Enjoyment         27.  Landlord covenants, represents and warrants that it
---------------
                   has full right and power to execute and perform this Lease and to grant the estate demised herein and that Tenant, on payment of the rent and performance of the covenants and agreements hereof, shall peaceably and quietly have, hold and enjoy the demised premises during the Lease Term.

Mortgage
Subor-
dination              28. Tenant accepts this Lease subject and subordinate to
-------- any mortgage, deed of trust or other lien presently existing or hereafter arising upon the demised premises, and to any renewals, modifications, consolidations, refinancing and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Within ten (10) business days after written request from Landlord, Tenant agrees to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. Tenant agrees that it will, within ten (10) business days after written request by Landlord execute and deliver to such persons as Landlord shall request a statement in the form attached hereto as Exhibit "C" furnishing the information required therein and further stating such other matters as Landlord shall reasonably require. Landlord shall as a condition to Tenant's subordination of the Lease as provided herein obtain and deliver to Tenant a non-disturbance agreement from any Landlord's mortgagee, similar in form and content to the form of Subordination, Non-Disturbance and Attornment Agreement attached hereto as Exhibit "D" and made a part hereof.

Tenant
Indemnifies
Landlord              29. During the Lease Term, Tenant shall indemnify and save
-------- Landlord harmless against all expenses, losses, costs, penalties, claims or demands of whatsoever nature arising from Tenant's use of the demised premises, except those which shall result from and are in the amount attributable to the willful misconduct or negligence of Landlord.

Tenant's
Right to
Cure
Defaults              30. In the event Landlord shall neglect to pay when due
--------     any obligations on any mortgage or encumbrance affecting title to the demised premises and to which this Lease shall be subordinate and for which Tenant has not received a Subordination Non-disturbance and Attornment Agreement, then Tenant may, after the continuance of any such default for thirty (30) days after written notice thereof by Tenant (specifying the nature of such default), pay said principal, interest or other charges all on behalf of and at the expense of Landlord, and Landlord shall on demand pay Tenant forthwith the amount so paid by Tenant, together with interest thereon at the highest lawful contract rate which Landlord is authorized to pay under applicable law not to exceed 18% per annum, and Tenant may withhold any and all rental payments thereafter due to Landlord, and apply the same to the payment of such in-debtedness.

Condition
of Premises
at Termina-
tion                  31. At the expiration or earlier termination of the Lease
---- Term, Tenant shall surrender the demised premises, together with alterations, additions and improvements then a part thereof, in good order and condition, ordinary wear, tear and use thereof excepted. All trade fixtures located on the demised premises on the date of this Lease other than the trade fixtures described on Exhibit "F", attached hereto and made a part hereof, are and shall remain the property of Landlord. The trade fixtures described in Exhibit "F" and all replacements and substitutions thereof installed at the expense of Tenant or other occupant shall remain the property of Tenant or such other occupant, and Tenant shall repair any damage to the buildings resulting from their removal; provided however, Tenant shall, at any time and from time to time during the Lease Term, have the option to relinquish its property rights with respect to such trade fixtures, which option shall be exercised by notice of such relinquishment to Landlord, and from and after the exercise of said option the property specified in said notice shall be the property of Landlord.

Holding
Over
----                    32.  In the absence of any written agreement to the
                contrary, if Tenant should remain in occupancy of the demised premises after the expiration of the Lease Term or earlier termination of this Lease, it shall so remain as a tenant from month-to-month and all provisions of this Lease applicable to such tenancy shall remain in full force and effect, except that rent hereunder shall be at the rate of one hundred fifty percent (150%) of the rent payable by Tenant on the last day of the Lease Term.


                        33.  This Article 33 is Intentionally Deleted.

Notices                 34.  Notices required under this Lease shall be in
------- writing and deemed to be properly served on receipt thereof if sent by certified or registered mail to Landlord at the last address where rent was paid, with a copy to 8150 N. Central Expressway, Suite 1201, Dallas, Texas 75206, Attention:
                 Assistant Vice President, Real Estate Investments, and to Metropolitan Life Insurance Company, 5420 LBJ Freeway, Two Lincoln Centre, Suite 1300, Dallas, Texas 75240, Attention:
                 Vice President, Real Estate Investments, or to Tenant at its principal office in Troy, Michigan, Attention: Vice President, Real Estate, or to any subsequent address which Landlord or Tenant shall designate for such purpose. Date of notice shall be the date on which such notice is deposited in a post office of the United States Postal Service.

Captions
and
Definitions             35.  Marginal captions of this Lease are solely for
-----------      convenience of reference and shall not in any way limit or amplify the terms and provisions thereof. The necessary grammatical changes which shall be required to make the provisions of this Lease apply (a) in the plural sense if there shall be more than one Landlord, and (b) to any Landlord which shall be either corporation, an association, a partnership, or an individual, male or female, shall in all instances be assumed as though in each case fully expressed. Unless otherwise provided, upon the termination of this Lease under any of the Articles hereof, the parties hereto shall be relieved of any further liability hereunder except as to acts, omissions or defaults occurring prior to such termination.

Successors
and
Assigns
-------            36.  The conditions, covenants and agreements contained in this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. All covenants and agreements of this Lease shall run with the Land.

Memorandum
of Lease
--------           37.  The parties hereto have simultaneously with the
             execution and delivery of this Lease executed and delivered a Memorandum of Lease which Landlord shall, at its sole expense, cause to be recorded within (60) days following delivery of this Lease and returned to Tenant by Landlord after return from the County Clerk's Office where recorded. Such Memorandum of Lease shall be in form and content identical to the form of Memorandum of Lease Attached hereto as Exhibit "E" and incorporated herein by reference for all purposes. Upon the expiration or termination of this Lease and Tenant's removal from the demised premises, whether by expiration of the Lease Term, event of default, or otherwise, at the written request of Landlord, Tenant shall execute and deliver to Landlord a document in form and content acceptable to Landlord, which shall be in recordable form, and shall evidence the cancellation and termination of this Lease and the Memorandum of Lease. Tenant's obligations to execute and deliver such document of release shall survive the termination of this Lease and may be enforced by Landlord in an action for specific performance of the provisions of this Article 37. In addition, Tenant shall indemnify and save Landlord harmless from and against any and all losses, costs and expenses including, without limitation, reasonable attorneys' fees, and other incidental and consequential costs, claims, damages or obligations incurred by Landlord and arising out of Tenant's failure to execute and deliver such documents as are required by this Article 37 within thirty (30) days after being requested to do so by Landlord including, without limitation, any additional interest, expenses, nonrefundable fees or commissions, or other costs and expenses associated with any sale, financing or refinancing of any improvements that are delayed or withdrawn because of the failure of Tenant to execute and deliver such documents to Landlord within the time period specified.

No Waiver
---------           38.  The failure of either Landlord or Tenant to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but said party shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease.

Estoppel
Certificate        39.  Article 39 is Intentionally Deleted.
-----------

No Brokers
----------         40.  Landlord and Tenant each represents and warrants to the other that except as provided for in Article 16 of the Agreement of Sale between Landlord and Tenant, dated _________, 1989 (the "Contract"), providing for the purchase of the demised premises by Landlord from Tenant, it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent in connection with the negotiation or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee, commission, finder's fee, or any other compensation of any kind or nature in connection with the negotiation or execution of this Lease, and Landlord and Tenant shall each indemnify and hold harmless the other from any costs (including, but not limited to, court costs, investigation costs and attorneys' fees), expenses or liability for commissions or other compensation claimed by any broker or agent with respect to this Lease which arise out of any agreement or dealings by such party, or alleged agreement or dealings by such party, with any such agent or broker.

Severability     41.  In case any of the provisions of this Lease shall for any
------------  reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.


Entire
Agreement        42.  It is expressly agreed by Landlord and Tenant, as a
---------     material consideration for the execution of this Lease, that this
              Lease, with the specific references to written extrinsic documents, if any, is the entire agreement of the parties; that there are, and were, no verbal representations, warranties, understandings, stipulations, agreements or promises pertaining to this Lease or the expressly mentioned written extrinsic documents not incorporated in writing in this Lease or in the Contract or in that certain Agreement dated of even date executed by Tenant and containing representations and warranties with respect to environmental matters (the "Environmental Certificate"). Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose or of any other kind arising out of this Lease and there are no warranties which extend beyond those expressly set forth in this Lease; except as otherwise provided in the Contract or the Environmental Certificate. It is likewise agreed that this Lease shall be governed by the laws of the State of Texas and may not be altered, waived, amended or extended except by an instrument in writing signed by both Landlord and Tenant.


Attorney's
Fees             43.  In the event either party files suit to enforce the
---- performance of or obtain damages caused by a default under any of the terms of this Lease, the party against whom a judgment is rendered shall pay the prevailing party's reasonable attorneys' fees.


Personal
Liability        44.  In no event shall Landlord be liable to Tenant either for
---------     (a) any loss or damage that may be occasioned by or through the acts or omissions of Landlord or of any employee or agent of Landlord or of any other persons whomsoever, or (b) any consequential damages regardless of causation. With respect to tort claims against Landlord, Landlord shall not be liable to Tenant or to any other person for any act or omission of Landlord or of its repairs thereto (provided Landlord shall never be under any obligation to do so) and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof.

          IN WITNESS WHEREOF, the parties hereto have executed these presents in triplicate and affixed their seals as of the day and year first above written.


                                        LANDLORD:

WITNESS:                                METROPOLITAN LIFE INSURANCE COMPANY


___________________________             By:_____________________________________
                                           _____________________________________
                                           Its _________________________________

___________________________


                                        TENANT:

WITNESS:                                K MART CORPORATION

___________________________             By:_____________________________________
                                           _____________________________________
                                           Its /s/ M. L. SKILES. VICE PRESIDENT
                                               ---------------------------------
___________________________

                                  EXHIBIT "C"

               THIS LEASE (the "Lease") made and entered into as of the _____ day of February, 1989 by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation having its principal office at One Madison Avenue, New York, New York 10010 (herein referred to as "Landlord"), and K MART CORPORATION, a Michigan corporation having its principal office at 3100 West Big Beaver Road, Troy, Michigan 48084 (herein referred to as "Tenant"),

               WITNESSETH: That in consideration of the rents, covenants, and conditions herein set forth, Landlord and Tenant do hereby covenant, promise and agree as follows:

Demised
Premises       1. Without representation or warranty, express or implied,
-------- Landlord does demise unto Tenant and Tenant does take from Landlord, for the "Lease Term" (hereinafter defined), the following property:
           That certain tract or parcel of real property which is more particularly described on Exhibit "A" attached hereto and made a part hereof (the "Land"), together with the building(s) and/or improvements existing on the Land on the date hereof and all additional buildings and/or improvements hereafter erected or constructed on the Land (the "Improvements"); subject, however, to the matters listed on Exhibit "B" attached hereto and made a part hereof.

               Said Land and Improvements, together with any right, title or interest of Landlord in or to any licenses, rights, privileges and easements appurtenant thereto, shall be herein after collectively referred to as the "demised premises".

Term           2. The term of this lease shall commence upon the date of this
---- Lease (the "Commencement Date") and shall terminate upon such date as shall be twenty-five (25) years from the last day of the month during which the Commencement Date occurs (the "Initial Lease Term); provided however, the term of this Lease may be extended as provided in Article 12 hereof. The phrase "Lease Term", as used in this Lease, shall mean the Initial Lease Term, together with any extension(s) pursuant to Article 12 hereof.

Annual
Rental         3. Tenant shall, during the Lease Term, pay to Landlord, at such
------ place as Landlord shall designate in writing from time to time, an annual rental in the following amounts:

               89-94  Years  1-5:   $1,040,910 per annum
               94-99  Years  6-10:  $1,092,956 per annum
               99-01  Years 11-15:  $1,147,604 per annum
               01-09  Years 16-20:  $1,204,984 per annum
               09-19  Years 21-25:  $1,265,233 per annum

               Rental During Option Period
               ---------------------------

               1st five-year option - $1,391,756.00 per annum 2nd five-year option - $1,530,931.00 per annum 3rd five-year option - $1,684,024.00 per annum 4th five-year option - $1,852,427.00 per annum 5th five-year option - $2,037,670.00 per annum 6th five-year option - $2,241,437.00 per annum.

                The annual rentals listed above shall be paid by Tenant to Landlord without deduction or offset, except as expressly provided in Articles 20 and 21 hereof, in equal monthly installments on the first day of each month, in advance, commencing on the Commencement Date; provided however, in the event the Commencement Date shall not be the first day of a calendar month, then the rental for such month shall be prorated (on the basis of a rental of $1,040,910.00 per annum) upon a daily basis and shall be in addition to rental for the first year of the Lease Term in the amount of $1,040,910.00 as provided above in this Article 3; it being understood between Landlord and Tenant that the first year of the Lease Term shall be a period of twelve (12) months, plus the number of days which exist between the Commencement Date and the last day of the month during which the Commencement Date occurs. The annual rental to be paid by Tenant hereunder shall be absolutely net to Landlord and free of any operating expenses relative to the demised premises, so that this Lease shall yield the annual rentals specified above, net to Landlord, throughout the Lease Term.

     Real
     Estate
     Tax                4. Tenant shall pay and discharge all ad valorem real
     --- estate taxes and assessments of any nature which shall be levied against the demised premises during the Lease Term.

                        Tenant shall pay and be liable for all sales and use
                taxes and other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority. Tenant shall also be liable for and shall pay all taxes levied or assessed against Tenant's property or equipment located in or upon the demised premises, or any part thereof. Notwithstanding the immediately preceding sentence, Tenant shall not be chargeable with, nor be obligated to pay, any income, profit, inheritance, estate, succession, gift, franchise or transfer taxes which are or may be imposed upon Landlord, its successors or assigns, and which do not result from Tenant's use of the demised premises, by whatsoever authority imposed or howsoever designated.

                        Taxes and assessments payable by Tenant pursuant to this
                Article 4 for the last year of the Lease Term shall be prorated based upon actual tax and/or assessments statements, if available; otherwise, the proration shall be made based upon the most recent tax and/or assessment statements available.

                        Written evidence of the payment by Tenant of taxes and
                assessments pursuant to this Article 4 shall be furnished by Tenant to Landlord not later than ten (10) days prior to the date upon which any such taxes or assessments would become delinquent.

                        Tenant shall have the right to contest, with such right
                to be exercised reasonably and in good faith, the validity or the amount of any tax or assessment levied against the demised premises by such appellate or other proceedings as may be appropriate in the jurisdiction and may defer payment of such obligations, pay same under protest, or take such other steps as Tenant may reasonably deem appropriate; provided that, (i) neither the demised premises, nor any part thereof or interest therein, would be, in Landlord's sole opinion, in any danger of being sold, forfeited, lost or interfered with, and (ii) Tenant shall furnish such security as may be required in any legal proceeding or as shall be reasonably requested by Landlord. Landlord shall cooperate in the institution and prosecution of any such proceedings in a reasonable manner (but without cost or expense to Landlord) and will execute any documents reasonably required therefor. All costs and expenses of such proceedings shall be borne solely by Tenant and any refunds or rebates secured thereby shall belong to Tenant. Tenant shall not withold payment of taxes which will cause any taxing authority to impose a tax lien against the demised premises, or any part thereof, and shall indemnify and hold Landlord harmless from any loss, cost or expense incurrred by Landlord including, without limitation, attorneys' fees, as a result of any such contest(s) or proceeding(s).

                            5.  Article 5 is Intentionally Deleted.

                            6.  Article 6 is Intentionally Deleted.

                            7.  Article 7 is Intentionally Deleted.

                            8.  Article 8 is Intentionally Deleted.

                            9.  Article 9 is Intentionally Deleted.

                            10. Article 10 is Intentionally Deleted.

       Landlord's
       Covenant
       not to
       Build
       -----                11. Landlord covenants that it will not erect any
                     buildings or other structures on the land described in Exhibit "A" during the Lease Term.

       Options
       Extend
       Lease
       -----                12. Tenant shall have the right and option to extend
                     the term of this Lease for six (6) successive additional periods of five (5) years each, such extended term to begin, as the case may be, upon the expiration of the Initial Lease Term or upon the expiration of the then current extension following the expiration of the Initial Lease Term and each such extension shall be upon the same terms and conditions as herein set forth, except as otherwise provided herein. If Tenant shall elect to exercise one or more of the aforesaid option(s), it shall do so, in each case, by giving written notice to Landlord not less than six (6) months prior to the expiration of the then current term of this Lease. Time is of the essence with respect to each notice of Tenant's election to extend the term of this Lease and the failure of Tenant to provide written notice to Landlord on or before six (6) months prior to the expiration of the then current term of this Lease, shall be deemed to be an irrevocable waiver of any further rights of Tenant to extend the term of this Lease.

       Purchase
       Options
       -------              13. Anything in this Lease contained to the contrary
                     nothwithstanding, and without in any manner affecting or limiting any of the rights, options or estates granted to Tenant under this Lease, if the Landlord, at any time during the Lease Term, receives one or more bona fide offers from third parties to purchase the demised premises, and if any such offer is acceptable to the Landlord, then Landlord shall notify Tenant in writing, giving the price, terms and conditions of such offer, and

            Tenant shall have ten (10) days from and after the receipt of such notice from Landlord in which to elect to purchase the demised premises for the consideration and on the terms and conditions contained in the bona fide offer. If Tenant does not elect to purchase said demised premises and Landlord thereafter sells the demised premises, the purchaser shall take the demised premises, subject to and burdened with all the terms, provisions and conditions of this Lease, excluding this Article 13, the former landlord shall be relieved of all obligations hereunder, and the rights of the Tenant under this Lease as against the new owner shall not be lessened or diminished by reason of the change of ownership. Tenant's failure at any time to exercise its option under this
            Article 13 in the manner and within the time period specified above shall be deemed to be an irrevocable waiver by Tenant of such option. The date of closing of the subject sales transaction and the procedure to be followed with respect to the closing of the subject transaction shall be as specified in Landlord's notice. The purchase option granted to Tenant under this Article 13 shall be personal to Tenant and shall terminate upon the assignment of this Lease or the subletting of all or any portion of the demised premises by Tenant. The provisions of this Article 13 shall not be applicable to the transfer, conveyance or assignment, by whatsoever means, of the demised premises, or any portion thereof, or interest therein, and/or this Lease to an "Affiliate" of Landlord. As used in this
            Article 13, the term "Affiliate" shall mean any person or entity under common control of a person or entity which controls Landlord or which is controlled by Landlord.

Repairs
-------         14.  Tenant shall, at Tenant's sole cost and expense, undertake all maintenance and repairs with respect to the demised premises including, without limitation, structural and non-structural repairs and replacements, and Tenant shall, during and throughout the Lease Term, take good care of the demised premises and maintain the demised premises in good, safe and tenantable condition. With respect to any structural repairs or replacements, Tenant shall, after obtaining Landlord's prior written consent to the extent required pursuant to this Article 14, promptly cause all necessary structural repairs and replacements to be made in quality and class equal to the condition of such structural portions on the date of this Lease, and upon completion shall furnish to Landlord "as built" plans and specifications for the work so performed. As used herein, the phrase "structural portions" refers to the foundation, exterior walls, members supporting the roof and the roof, but excludes, by way of example and not by way of limitation, interior walls, doors, molding, trim, window frames, door frames, closure devices, hardware and plate glass. With respect to non-structural repairs or replacements, Tenant, after obtaining Landlord's consent to the extent required pursuant to this Article 14, shall promptly cause all necessary non-structural repairs and replacements to be made in quality and class equal to the condition of the demised premises on the date of this Lease. In the event that Landlord considers it necessary that any maintenance, replacements, renewals or repairs required by the provision of this Article 14 be made by Tenant, Landlord may request Tenant to undertake such repairs, renewals, replacements or maintenance; and upon Tenant's failure or refusal to do so promptly, and in any event in case of an emergency, Landlord shall have the right, but not the obligation, to perform such maintenance or to make such repairs, renewals or replacements, Tenant hereby waiving any claim for damage caused thereby. Any sum so expended by Landlord shall be promptly reimbursed to Landlord by Tenant; and any such amount shall bear interest from the date on which Landlord expends such sum to the date of payment by Tenant at the then highest lawful contract rate which Tenant is authorized to pay under applicable law, not to exceed 18% per annum. Any such sum for which Tenant becomes liable to reimburse Landlord may be treated by Landlord as rent and be payable to Landlord on the first (1st) day of the next succeeding month. In the event that Landlord performs any such maintenance or makes any such repairs, renewals or replacements or undertakes to do so, Landlord shall not be liable to Tenant for any loss or damage which may occur to Tenant's equipment and property located within or on the demised premises incident to such action by Landlord. Tenant need not obtain the consent of Landlord before undertaking repairs or replacements pursuant to this Article 14 or alterations pursuant to Article 15, provided, in the case of non-structural repairs, replacements, changes and alterations, the costs of all such non-structural repairs, replacements, changes and alterations made during any calendar year do not exceed $200,000.00 in the aggregate; and provided, further that in the case of structural repairs, replacements, changes and alterations, the costs of all such structural repairs, replacements, changes and alterations made during any calendar year do not exceed $75,000.00 in the aggregate. In the event the costs of repairs, replacements, changes and alterations proposed to be made would cause the aggregate costs of such repairs, replacements and alterations to exceed the limits for a calendar year set forth in the immediately preceding sentence of this
               Article 14, then Tenant shall obtain the consent of Landlord to such repairs, replacements, changes and alterations proposed to be made before the same are commenced, which consent shall not be unreasonably withheld or delayed by Landlord.

Alterations
and Addi-
tional Con-
struction               15.   Tenant may, at its own expense at any time,
---------      subject to the conditions hereinafter set forth in this Article
               15, (a) after obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, erect or construct additional buildings or structures
               ("Additional Improvements") on any portion of the Land; (b) make such alterations or changes, structural or non-structural, in and to the buildings on the Land as it may deem necessary or suitable after obtaining the consent of Landlord to the extent required under the provisions of Article 14; or (c) after obtaining the prior written consent of Landlord, demolish the whole or any part of any building at any time standing on the Land; provided that, if Tenant obtains Landlord's prior written consent to demolish a building on the Land, Tenant will replace the building which was demolished with a structure equal to or greater in value than the building demolished (the demolition of a building and the replacement thereof being referred to in this Article 15 as "Demolition Improvements").

                        In the event Tenant obtains the prior written consent of
               Landlord for Additional Improvements or Demolition Improvements, the following terms and conditions shall be applicable to Tenant's making Additional Improvements or Demolition
               Improvements:

     (a) In connection with the design and construction (including demolition work, if any) of Additional Improvements or Demolition Improvements, Tenant shall comply with and observe all laws, codes, rules, regulations and restrictions applicable to (i) such design and construction and (ii) the demised premises.

     (b) The erection or construction of neither Additional Improvements nor Demolition Improvements shall adversely affect the Value (as hereinafter defined) of the demised premises.

     (c) Prior to the commencement of any work to erect or construct (including demolition work, if any) Additional Improvements or Demolition Improvements, Tenant shall cause to be issued to Landlord an unconditional irrevocable sight draft letter of credit ("Letter of Credit") issued by a national banking institution acceptable to Landlord in an amount equal to 125% of the Costs (as hereinafter defined). The term of the Letter of Credit shall be for a period extending twelve (12) months beyond the Completion Date (as hereinafter defined).

     (d) Completion (as hereinafter defined) of the Additional Improvements or Demolition Improvements must occur within 180 days after the Completion Date, and, notwithstanding anything to the contrary contained in this Lease, Tenant shall be deemed to be in default under the terms of this Lease if Completion does not occur within said 180 day period.

     (e) Landlord, as separate covenants with Tenant and without imposing conditions on the right of Landlord to draw on the Letter of Credit by sight draft or restricting the obligation of the issuing bank to pay upon said Letter of Credit upon presentation of a sight draft from Landlord identifying the Letter of Credit, shall have the right to draw on the Letter of Credit only during the last sixty (60) days of the term of the Letter of Credit or at such earlier date on which Tenant shall be in default under the terms of this Lease.

     (f) In the event Tenant is in default under the provisions of subparagraph
(d) of this Article 15, Landlord shall have the right, but not the obligation, in its sole discretion, to (i) cause the Additional Improvements or Demolition Improvements to be completed in whole or in part to be satisfaction of Landlord and/or (ii) cause the Additional Improvements or Demolition Improvements to be removed in whole or in part from Land. For the purposes of performing all work which may be necessary to the full exercise of the rights granted to Landlord pursuant to this subparagraph (f), Landlord, its agents, contractors and consultants and their respective agents, employees, contractors and materialmen shall have the right to enter upon and use the demised premises without being or becoming liable for any damages resulting to Tenant from such actions.

     (g) Landlord may use the proceeds obtained from payment to it on the Letter of Credit to pay (i) all costs and expenses of work performed pursuant to the provisions of subparagraph (f) of this Article 15, including but not limited to architectural, engineering and consultant's fees, all charges for work performed and materials furnished and reasonable fees of independent legal counsel and (ii) all charges for labor performed, services rendered and materials furnished in connection with the Additional Improvements or Demolition Improvements performed, rendered or furnished prior to the date Landlord exercises its rights under subparagraph (f) of this Article 15 which have not been paid by Tenant. In the event such proceeds are insufficient to make all payments authorized in this paragraph, Tenant shall be and remain liable to Landlord for the payment of any deficiency. In the event any of such proceeds remain unexpended by Landlord thirty (30) days after the last date on which any contractor, subcontractor, laborer or materialman who performs labor or furnishes labor, material or services in connection with the Additional Improvements or Demolition Improvements or work which may be performed pursuant to subparagraph (f) could perfect a lien pursuant to the provisions of Chapter 53 of the Texas Property Code, as amended, such remaining proceeds shall be paid to Tenant.

                         (h) Upon request from Landlord, Tenant agrees to promptly furnish to Landlord such information and documentation relating to the design and construction of Additional Improvements or Demolition Improvements as Landlord may reasonably request, including but not limited to construction contracts and subcontracts, agreements with architects and engineers, working plans and specifications, permits and licenses, inspection reports, draw requests and cost certifications. Upon Completion, Tenant shall furnish to Landlord a complete set of the as-built plans and specifications for the Additional Improvements or Demolition Improvements and an as-built survey of the demised premises after Completion certified to Landlord in substantially the form of the Survey Certificate attached as Exhibit "D" to that certain Agreement of Sale dated ______________ between Tenant, as Seller, and Landlord, as Buyer, covering the demised premises.

                    For the purposes of this Article 15 the term "Completion" is defined to mean the substantial completion of the Additional Improvements or Demolition Improvements in accordance with the plans and specifications therefor as evidenced by (i) a certificate addressed to Landlord and Tenant, in form and substance acceptable to Landlord, from Tenant's independent architect to the effect that the Additional Improvements or Demolition Improvements have been built in accordance with the plans and specifications, are in compliance with all codes, rules, regulations and restrictions applicable to (x) such construction or (y) the demised premises and have been substantially completed, (ii) the issuance to Tenant of a certificate of occupancy for the Additional Improvements or Demolition Improvements by the governmental authority having jurisdiction to issue the same and (iii) the written certification by Tenant to Landlord, in form and substance satisfactory to Landlord, that the Additional Improvements or Demolition Improvements have been constructed in accordance with the plans and specifications therefor and in compliance with all laws, codes, rules, regulations and restrictions applicable thereto, that after Completion the demised premises are in compliance with all laws, codes, rules, regulations and restrictions applicable to the demised premises, that the Additional Improvements and Demolition Improvements do not impair the Value of the demised premises and that all bills and charges for labor performed, services rendered and materials furnished in connection with the Additional Improvements or Demolition Improvements have been paid, said certification to be accompanied by lien waivers or releases from all contractors, subcontractors, materialmen and laborers who performed services or labor or furnished materials with respect to the Additional Improvements or Demolition Improvements. The term "Completion Date" is defined for the purposes of this Article 15 as the original date specified in the initial construction contract, before any amendments, modifications or changes thereto or change orders relating thereto, for substantial completion of the Additional Improvements or Demolition Improvements, a copy of which contract shall be furnished by Tenant to Landlord. The term "Costs" is defined for the purposes of this Article 15 to mean the greater of (i) the estimated total costs and expenses (including all "soft costs") of designing and constructing (including demolition costs, if any) the Additional Improvements or Demolition Improvements as submitted in writing to Landlord by Tenant at the time Tenant requests the consent of Landlord as provided in this
                    Article 15 or (ii) if Landlord, in its sole discretion, disagrees with the estimate submitted by Tenant, then such estimated total costs and expenses as Landlord may determine, in its sole discretion, and submit to Tenant within thirty (30) days after receipt of Tenant's estimate. The term "Value" as used in this Article 15 is defined to mean the fair market value of the demised premises assuming the completion of the Additional Improvements or Demolition Improvements, as estimated by Landlord in its sole discretion. The reference to "structural changes", as used in clause (b) of the first paragraph of this Article 15, shall not include the moving of non-loadbearing partitions, minor plumbing or minor electrical work, modification and rearrangement of fixtures or other minor changes.

                         Any costs connected with filing applications for
                    building permits or authorizations for any work permitted under Article 14 or this Article 15, or processing or obtaining the same shall be borne by Tenant. Landlord, at Tenant's cost, shall cooperate with Tenant in securing building or other permits or authorizations required from time to time for any work permitted under Article 14 or this
                    Article 15 or for installations by Tenant permitted under
                    Article 14 or this Article 15.

Utilities                16.  Tenant shall pay all charges for utility services
---------           furnished to the demised premises during the Lease Term and
                    Landlord shall not be responsible for any interruption in or termination of any or all of said services.

Governmental
Regulations              17.  (a) Tenant shall, at its own expense, observe and
-----------         comply with all rules, orders and regulations of all duly
                    constituted public authorities including, without limitation, the environmental laws, rules, regulations and orders referred to in Article 17(b) and all restrictions, covenants, agreements and other matters of record on the date of this Lease effecting the Land and/or the

                    Improvements. Tenant shall have the right to diligently contest, by proper proceedings conducted reasonably and in good faith and without cost to Landlord, the validity or application of any such rule, order or regulation and may postpone compliance therewith until the final determination of any such proceeding, provided that:

                              (i) Neither the demised premises, nor any part thereof, or interest therein, would be in any danger of being sold, forfeited, lost or interfered with;

                              (ii) Landlord would not be in any danger of any civil or any criminal penalty for the failure to comply therewith;

                              (iii) Tenant shall have furnished such security,
                         if any, as may be required in any such proceedings or may be requested by Landlord; and

                              (iv) Nothing contained herein shall be construed as providing Tenant with the right to contest any sum billed to Tenant by Landlord.

                         (b) "Hazardous Materials" shall mean (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1080 (42 U.S.C. Section 9601 et seq.) ("CERCLA"), as amended from time to time, and regulations promulgated thereunder; (c) asbestos; (d) polychlorinated biphenyls; (e) underground or above ground storage tanks, whether empty, filled or partially filled with any substance; (f) any substance the presence of which on the demised premises is prohibited by any Governmental Requirements; (g) any other substance which by any Governmental Requirements requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment, or disposal;
                    (h) urea formaldehyde insulation; (i) "toxic chemicals," "hazardous chemicals", or "extremely hazardous substances," under either the Emergency Planning and Community Right to Know Act of 1986 or the Occupational Safety and Health Act of 1970; (j) any "pollutant" within the meaning of the federal Clean Water Act and the regulations promulgated thereunder, including within the definitions found in 40 CFR
                    (S) 122.2; (k) any "waste" within the meaning of the Texas Water Code, including within the definition thereof in
                    Section 26.001; (l) any substance governed by the Toxic Substances Control Act (15 U.S.C (S) 2601); and (m) any "hazardous waste" or "solid waste" within the meaning of the Texas Solid Waste Act, with particular reference to the definitions of such terms which appear in TEX. REV. CIV. STAT. ANN. Art. 4477-7, (S) 2.

                              (i) Neither Tenant nor the demised premises shall become subject to any private or governmental lien or judicial or administrative notice, order or action relating to Hazardous Materials or subject to any public or governmental lien or judicial or administrative notice, order or action relating to any environmental problems, impairments, or liabilities with respect to the demised premises, as a result of Tenant's use of the demised premises.

                         (ii) Tenant shall immediately notify Landlord should Tenant become aware of (1) any Hazardous Materials in, upon or under the demised premises, (2) any lien, action or notice of the nature described in subparagraph (b)(i) of this Article 17 relating, directly or indirectly, to the demised premises, or (3) any litigation or threat of litigation relating to any alleged unauthorized release of any Hazardous Material from or in the existence of any Hazardous Material in, on or under the demised premises.

                         (iii) Tenant hereby covenants and agrees not to do or
                    take any action or omit or fail to take any such action which will result in the introduction of any Hazardous Materials in, on or under the demised premises.


Liens and
Encumbrances
------------        18.  Tenant will not, directly or indirectly, create or
               permit to be created or to remain, and will promptly discharge, any mortgage, lien, security interest, encumbrance, or charge on, pledge of, or conditional sale or other title retention agreement with respect to the demised premises or any part thereof, Tenant's interest therein, the rents accruing hereunder, or any other sum payable to Landlord under this Lease. Should any mechanic's or materialman's lien or liens or encumbrances or affidavits claiming liens or encumbrances be filed against the demised premises, or any part thereof, or interest therein, for any reason whatsoever incident to the acts or omissions of Tenant, or of any contractor, subcontractor, laborer performing labor, or materialmen furnishing materials at or for the demised premises or by reason of any specially fabricated materials, whether or not placed upon the demised premises, Tenant shall cause the same to be canceled or discharged of record by payment within fifteen (15) days of filing thereof, or at such earlier time as shall be necessary to prevent the foreclosure thereof.

Insurance           19.  Throughout the Lease Term, Tenant shall, at its own
---------      expense, be obligated to have procured and shall be obligated to maintain insurance against loss or damage by fire and such other hazards as are included in so-called "extended coverage" and against malicious mischief and against such other insurable hazards as, under good insurance practices, from time to time are insured against for structures similar to the Improvements in Dallas, Texas (the "Minimum Insurance"). The amount of such insurance shall not be less than eighty percent (80%) of the full replacement costs of the Improvements without reduction for depreciation. "Full replacement costs", as used in this Article
               19, means the costs of replacing the Improvements; exclusive of the cost of excavations, foundations and footings below the lowest basement floor.

                    Notwithstanding the foregoing provisions of this Article 19, at any time during the Lease Term that Tenant's net worth, determined as hereinafter provided in this Article 19, shall have exceed One Hundred Million and No/100 Dollars ($100,000,000.00) throughout the immediately preceding fiscal year of Tenant (the "Net Worth Requirement"), Tenant shall have the right, upon not less than thirty (30) days' prior written notice to Landlord and any mortgagee of Landlord, to self-insure the Improvements for perils which could be covered by the Minimum Insurance. Tenant shall promptly furnish to

Landlord, upon Landlord's request, quarterly financial statements for Tenant prepared in accordance with generally accepted accounting principles and signed or certified by an officer of Tenant, and Tenant shall furnish to Landlord not later than June 1 of each year during the Lease Term an annual report, which will include audited financial statements, for Tenant for the preceding fiscal year of Tenant ended January 31. Provided each of the financial statements required to be furnished to Landlord by Tenant reflect Tenant's net worth to be $100,000,000.00 or more the Net Worth Requirement shall be deemed satisfied; however, in the event any of the aforesaid financial statements shall reflect a net worth for Tenant of less than $100,000,000.00, then Landlord may give written notice to Tenant that Tenant does not satisfy the Net Worth Requirement and that Tenant must immediately cease to be self insured under this Article 19. Tenant may not thereafter elect to be self insured under this Article 19 unless and until the financial statements for Tenant included in an annual report furnished to Landlord after the date of its notice of non-compliance to Tenant reflect a net worth for Tenant of $100,000,000.00 or more. Landlord hereby acknowledges that Tenant has furnished evidence of its satisfaction of the Net Worth Requirement as of the date of this Lease and that Landlord has been advised of Tenant's intent to self-insure the Improvements during the Lease Term; provided that, Tenant continues to satisfy the Net Worth Requirement. Tenant hereby acknowledges and agrees that during any time that Tenant shall have failed to obtain and shall fail to maintain the Minimum Insurance in the amount of not less than eighty percent (80%) of the full replacement cost of the Improvements, Tenant shall be deemed to be self-insurer and, in the event of any casualty loss or damage to any of the Improvements, Tenant shall be obligated to pay to Landlord, as additional rent, an amount equal to eighty percent (80%) of the full replacement cost of such Improvements, with such additional rent being due and payable to Landlord by Tenant upon the first day of the first month following written notice from Landlord to Tenant of the amount of additional rent so due and owing by Tenant to Landlord.

     In addition, Tenant shall obtain and keep in force, during and throughout the Lease Term, a policy of comprehensive public liability insurance insuring Landlord and Tenant, as their respective interests may appear, against any liability arising out of the ownership, use, occupancy or maintenance of the demised premises. Such insurance shall be in an amount of not less than One Million Dollars ($1,000,000.00) for injury to or death of one person in any one accident or occurrence and in an amount not less than Five Million Dollars ($5,000,000.00) for injury to or death of more than one person. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least Five Hundred Thousand Dollars ($500,000.00). The limits of said insurance shall not, however, limit the liability of Tenant hereunder. In addition, said policy of comprehensive public liability insurance shall insure Landlord with respect to the contractual indemnification of Landlord by Tenant for which provision is made in Article 29 of this Lease. In the event that Tenant shall fail to secure and maintain said policy of comprehensive public liability insurance, Landlord may, at Landlord's sole option and without any requirement with respect thereto, procure and maintain the same; and the cost of any such policy shall be considered as an operating expense of Tenant which shall be repaid to Landlord on demand, with interest accruing on any sums so expended by Landlord at the then highest lawful contract rate which Tenant is authorized to pay under the laws of the State of Texas from the date on which Landlord expended such sums to the date of payment. Notwithstanding the foregoing, so long as Tenant satisfies the Net Worth Requirement, Tenant's general corporate public liability insurance shall be deemed to satisfy the public liability insurance requirements of this Article 19, and Tenant may self insure for losses under $50,000,000.00.

               Policies of insurance procured and maintained pursuant to this
          Article 19 shall be payable to Landlord. Tenant shall furnish to Landlord and Landlord's mortgagee, if any, certificates from the insuring company showing the existence of the insurance required by this Article 19. In case of casualty loss or damage, Tenant shall have no right to adjust the loss or execute proof thereof in the name of Landlord without the prior written consent of Landlord.

Casualty       20.  Should the whole or any part of the demised premises be
-------- partially or totally destroyed by fire or any other casualty after the commencement of this Lease, Tenant shall give prompt written notice thereof to Landlord, generally describing the nature and the extent of such damage. Should over fifty (50%) percent of the usable are (as such term is defined in the third subparagraph (a) of Article 21) in the building existing on the Land as of the date of this Lease be destroyed during the last three years of the Lease Term, Tenant shall have the right, at its option, to terminate this Lease by giving written notice to Landlord within thirty (30) days after the casualty. In the event of the termination of this Lease by Tenant as provided in the immediately preceding sentence of this Article 20, the following provision shall apply:

                    (a) All the insurance proceeds payable as a result of such casualty shall be paid and belong to Landlord. In the event the Improvements are self insured at the time of the loss, Tenant shall pay to Landlord or as Landlord may direct, an amount equivalent to the insurance proceeds that would have been paid had insurance been in force, but not to exceed eighty (80%) percent of the full replacement costs of the Improvements.

                    (b) Tenant shall have sixty (60) days, rent free, within which to remove its property from the demised premises.

                    (c) All unearned rent and other charges paid in advance shall be refunded to Tenant.

          If Tenant does not terminate or does not have the right to terminate this Lease as provided above, then the following provisions shall be applicable:

                    (a) Within forty-five (45) days after the date of the casualty and before work is commenced to repair or restore the demised premises to substantially the same condition as before the casualty ("Restoration Work"), Tenant shall cause to be issued to Landlord by a national banking institution acceptable to Landlord an unconditional irrevocable sight draft letter of credit ("Letter of

               Credit") in an amount equal to 125% of the Costs (as hereinafter defined). The Letter of Credit shall be for a term extending for a period of twelve (12) months beyond the Completion Date (as hereinafter defined). Notwithstanding anything to the contrary contained in this Lease, if prior to the date of the casualty the originally named Landlord herein shall have transferred, conveyed or assigned the demised premises and/or this Lease to a party which is not an Affiliate of such Landlord (as the term Affiliate is defined in Article 13) payment on the Letter of Credit other than during the last sixty (60) days of the term thereof may be conditioned upon a certification by the then Landlord to the issuing bank the Tenant is in default under this Lease.

                    (b) All of the insurance proceeds payable under insurance policies maintained by Tenant pursuant to Article 19 as a result of the casualty shall be paid to Landlord. In the event the Improvements are self-insured at the time of the casualty, Tenant shall pay to Landlord on or before the expiration of forty-five
               (45) days after the date of the casualty an amount equivalent to the insurance proceeds that would have been paid had insurance been in force, but not to exceed eighty (80) percent of the full replacement cost of the Improvements, unless Tenant shall have theretofore furnished to Landlord the Letter of Credit.

                    (c) Not later than forty-five (45) days after the date of the casualty, Tenant shall commence the Restoration Work. Completion (as hereinafter defined) of the Restoration Work must occur within 180 days after the Completion Date, and, notwithstanding anything to the contrary contained in this Lease, Tenant shall be deemed to be in default under the terms of this Lease if Completion does not occur within said 180 day period. Tenant shall be obligated to repair and restore the demised premises to substantially the same condition as before the casualty, notwithstanding the fact that insurance proceeds or proceeds from self insurance may not be adequate to pay the Costs in full.

                    (d) There shall be no abatement of rental or other charges payable by Tenant under the terms of this Lease during the period of repairs or restoration.

                    (e) Landlord, as separate covenants with Tenant and without imposing conditions on the right of Landlord to draw on the Letter of Credit by sight draft or restricting the obligation of the issuing bank to pay upon said Letter of Credit upon presentation of a sight draft from Landlord identifying the Letter of Credit, shall have the right to draw on the Letter of Credit only during the last sixty (60) days of the term of the Letter of Credit or at such earlier date on which Tenant shall be in default under the terms of this Lease.

                    (f) In the event Tenant is in default under the provisions of the second subparagraph (c) of this Article 20, Landlord shall have the right, but not the obligation, in its sole discretion, to cause the Restoration Work to be completed in whole or in part to the satisfaction of Landlord. For the purposes of performing all work which may be necessary to the full exercise of the rights granted to Landlord pursuant to this subparagraph (f), Landlord, its agents, contractors and consultants and their respective agents, employees, contractors and materialmen shall have the right to enter upon and use the demised premises without being or becoming liable for any damages resulting to Tenant from such actions.

                         (g) Landlord may use the insurance proceeds and proceeds obtained from payment to it on the Letter of Credit to pay (i) all costs and expenses of work performed pursuant to the provisions of subparagraph (f) of this Article 20, including but not limited to architectural, engineering and consultant's fees, all charges for work performed and materials furnished and reasonable fees of independent legal counsel and (ii) all charges for labor performed, services rendered and materials furnished in connection with the Restoration Work performed, rendered or furnished prior to the date Landlord exercises its rights under subparagraph
                    (f) of this Article 20 which have not been paid by Tenant. In the event such proceeds are insufficient to make all payments authorized in this paragraph, Tenant shall be and remain liable to Landlord for the payment of any deficiency. In the event any of such proceeds remain unexpended by Landlord thirty (30) days after the last date on which any contractor, subcontractor, laborer or materialman who performs labor or furnishes labor, material or services in connection with the Restoration Work or work which may be performed pursuant to subparagraph (f) could perfect a lien pursuant to the provisions of Chapter 53 of the Texas Property code, as amended, such remaining proceeds shall be paid to Tenant.

                         (h) Upon request from Landlord, Tenant agrees to promptly furnish to Landlord such information and documentation relating to the design and construction of Restoration Work as Landlord may reasonably request, including but not limited to construction contracts and sub-contracts, agreements with architects and engineers, working plans and specifications, permits and licenses, inspection reports, draw requests and cost certifications. Upon Completion, Tenant shall furnish to Landlord a complete set of the as-built plans and specifications for the Restoration Work and an as-built survey of the demised premises after Completion certified to Landlord in substantially the form of the Survey Certificate attached as Exhibit "D" to that certain Agreement of Sale dated _________________ between Tenant, as Seller, and Landlord, as Buyer, covering the demised premises.

                         (i) In connection with the design and construction (including demolition work, if any) of Restoration Work, Tenant shall comply with and observe all laws, codes, rules, regulations and restrictions applicable to (i) such design and construction and (ii) the demised premises.

                    For the purposes of this Article 20 the term "Completion" is defined to mean the substantial completion of the Restoration Work in accordance with the plans and specifications therefor as evidenced by (i) a certificate addressed to Landlord and Tenant, in form and substance acceptable to Landlord, from Tenant's independent architect to the effect that the Restoration Work has been built in accordance with the plans and specifications, are in compliance with all codes, rules, regulations and restrictions applicable to (x) such construction or (y) the demised premises and have been substantially completed, (ii) the issuance to Tenant of a certificate of occupancy for the Restoration Work by the governmental authority having jurisdiction to issue the same and
               (iii) the written certification by Tenant to Landlord, in form and substance satisfactory to Landlord, that the Restoration Work has been constructed in accordance with the plans and specifications therefor and in compliance with all laws, codes, rules, regulations and restrictions applicable thereto, that after Completion the demised premises are in compliance with all laws, codes, rules, regulations and restrictions applicable to the demised premises, that the Restoration Work does not impair the Value of the demised premises and that all bills and charges for labor performed, services rendered and materials furnished in connection with the Restoration Work have been paid, said certification to be accompanied by lien waivers or releases from all contractors, subcontractors, materialmen and laborers who performed services or labor or furnished materials with respect to the Restoration Work. The term "Completion Date" is defined for the purposes of this Article 20 as the original date specified in the initial construction contract, before any amendments, modifications or changes thereto or change orders relating thereto, for substantial completion of the Restoration Work, a copy of which contract shall be furnished by Tenant to Landlord. The term "Costs" is defined for the purposes of this
               Article 20 to mean the greater of (i) the estimated total costs and expenses (including all "soft costs") of designing and constructing (including demolition costs, if any) the Restoration Work as submitted in writing to Landlord by Tenant prior to commencement of the Restoration Work or (ii) if Landlord, in its sole discretion, disagrees with the estimate submitted by Tenant, then such estimated total costs and expenses as Landlord may determine, in its sole discretion, and submit to Tenant within twenty (20) days after receipt of Tenant's estimate. The term "Value" as used in this Article 20 is defined to mean the fair market value of the demised premises assuming the completion of the Restoration Work, as estimated by Landlord in its sole discretion.

                    Any costs connected with filing applications for building
               permits or authorizations for any work required under this
               Article 20, or processing or obtaining the same shall be borne by Tenant. Landlord, at Tenant's cost, shall cooperate with Tenant in securing building or other permits or authorizations required from time to time for any work required under this Article 20.

Eminent
Domain              21.  As used herein, the term "Taking" refers to a permanent
------ taking during the Lease Term of all or any part of the demised premises or of Tenant's leasehold interest with respect thereto, as the result of or in lieu of or in anticipation of the exercise of the right of condemnation or of eminent domain for any public or quasi-public use under any governmental law, ordinance or regulation including, without limitation, a sale to a condemning authority in lieu of condemnation. As used herein, the term "Total Taking" shall refer to a Taking of the whole or substantially the whole of the demised premises. As used herein, the term "Partial Taking" shall refer to a Taking of less than the whole of the Improvements or the demised premises. As used herein, the term "Tender Date" shall refer to the earlier of (i) the date physical possession of the demised premises or any portion thereof is tendered to the condemning authority or (ii) the date physical possession of the demised premises or any portion thereof is taken by the condemning authority. As used in this Article 21, the term "Restoration Work" is defined to mean the work necessary to repair and restore the demised premises to substantially the same condition as before the Partial Taking insofar as possible. For the purposes of this Article 21 the term "Completion" is defined to mean the substantial completion of the Restoration Work in accordance with the plans and specifications therefor as evidenced by
(i) a certificate addressed to Landlord and Tenant, in form and substance acceptable to Landlord, from Tenant's independent architect to the effect that the Restoration Work has been built in accordance with the plans and specifications, are in compliance with all codes, rules, regulations and restrictions applicable to (x) such construction or (y) the demised premises and have been substantially completed, (ii) the issuance to Tenant of a certificate of occupancy for the Restoration Work by the governmental authority having jurisdiction to issue the same and (iii) the written certification by Tenant to Landlord, in form and substance satisfactory to Landlord, that the Restoration Work has been constructed in accordance with the plans and specifications therefor and in compliance with all laws, codes, rules, regulations and restrictions applicable thereto, that after Completion the demised premises are in compliance with all laws, codes, rules, regulations and restrictions applicable to the demised premises, and that all bills and charges for labor performed, services rendered and materials furnished in connection with the Restoration Work have been paid, said certification to be accompanied by lien waivers or releases from all contractors, subcontractors, materialmen and laborers who performed services or labor or furnished materials with respect to the Restoration Work. The term "Completion Date" is defined for the purposes of this Article 21 as the original date specified in the initial construction contract, before any amendments, modifications or changes thereto or change orders relating thereto, for substantial completion of the Restoration Work, a copy of which contract shall be furnished by Tenant to Landlord. The term "Costs" is defined for the purposes of this Article 21 to mean the greater of
(i) the estimated total costs and expenses (including all "soft costs") of designing and constructing (including demolition costs, if any) the Restoration Work as submitted in writing to Landlord by Tenant prior to commencement of the Restoration Work or (ii) if Landlord, in its sole discretion, disagrees with the estimate submitted by Tenant, then such estimated total costs and expenses as Landlord may determine, in its sole discretion, and submit to Tenant within twenty (20) days after receipt of Tenant's estimate. The term "Value" as used in this Article 21 is defined to mean the fair market value of the demised premises assuming the completion of the Restoration Work, as estimated by Landlord in its sole discretion.

     Any costs connected with filing applications for building permits or authorizations for any work required under this Article 21, or processing or obtaining the same shall be borne by Tenant. Landlord, at Tenant's cost, shall cooperate with Tenant in securing building or other permits or authorizations required from time to time for any work required under this
Article 21.

     In the event of a Total Taking during the Lease Term, such Total Taking shall be deemed to have caused this Lease to terminate and the Lease Term to expire on the Tender Date.

     If at any time during the Lease Term a Partial Taking occurs, then:

               (a) If the Partial Taking involves a Taking of more than 75,000 square feet of usable area (as defined in the third paragraph (a) of this Article 21) in the building existing on the Land on the date of this Lease, Tenant shall have the option to terminate this Lease by giving Landlord written notice of such termination within thirty (30) days after the Tender Date of the usable area, such termination to be effective as of the date of the tender or taking of physical possession.

               (b) If the Partial Taking results in the total denial of access by Tenant to (i) any utility necessary to service the demised premises,
     (ii) all of the parking areas on the Land or (iii) the building located on the Land as of the date of this Lease, or if as a result of such Partial Taking the parking area or spaces on the demised premises remaining after such Partial Taking are inadequate to satisfy zoning or parking ordinances or regulations applicable to the demised premises as applied to the Improvements existing on the date of this Lease or restrictive covenants applicable to the demised premises improved only by the Improvements existing on the date of this lease (the requirements of which shall be reduced by any modifications or waivers thereof made or granted prior to the date of the Partial Taking) and substitute or alternate areas for parking necessary to bring the demised premises into compliance with such ordinances, regulations or restrictive covenants are not available on the demised premises for reasons other than the construction of additional buildings or structures on the demised premises by Tenant after the date of this Lease, Tenant shall have the option to terminate the Lease by giving Landlord written notice of such termination within thirty (30) days after the Tender Date of that portion of the demised premises involved in the Taking, such termination to be effective as of the date of the Tender Date.

               (c) If more than 75,000 square feet of usable area in the building existing on the Land as of the date of this Lease is involved in the Partial Taking, Landlord shall have the option to terminate this Lease by giving Tenant written notice of such termination within thirty (30) days after the Tender Date of the usable area, such termination to be effective as of the last described date.

     In the event this Lease shall be terminated pursuant to this Article 21, any rent paid for occupancy subsequent to the effective termination date shall be refunded to Tenant, and Tenant shall have sixty (60) days, rent free, within which to remove its property from the demised premises.

                        If this Lease is not terminated as provided above in
                    this Article 21 as a result of a Partial Taking, then the following provisions shall be applicable:

                              (a) Within forty-five (45) days after the Tender Date and before Restoration Work is commenced Tenant shall cause to be issued to Landlord by a national banking institution acceptable to Landlord an unconditional irrevocable sight draft letter of credit ("Letter of Credit") in an amount equal to 125% of the Costs. The Letter of Credit shall be for a term extending for a period of twelve (12) months beyond the Completion Date.

                              (b) All damages awarded for such Partial Taking shall be deposited in an account with a national banking institution acceptable to Landlord under the joint control of Landlord and Tenant. Upon Completion by Tenant there shall be disbursed from such joint account to Tenant an amount up to the Costs, and any balance remaining in the joint account after such disbursement shall be disbursed to Landlord.

                              (c) Not later than forty-five (45) days after the Tender Date, Tenant shall commence the Restoration work. Completion of the Restoration Work must occur within 180 days after the Completion Date, and, notwithstanding anything to the contrary contained in this Lease, Tenant shall be deemed to be in default under the terms of this Lease if Completion does not occur within said 180 day period. Tenant shall be obligated to repair and restore the demised premises to substantially the same condition as before the Partial Taking, notwithstanding the fact that damages awarded for such Partial Taking may not be adequate to pay the Costs in full.

                              (d) Landlord, as separate covenants with Tenant and without imposing conditions on the right of Landlord to draw on the Letter of Credit by sight draft or restricting the obligation of the issuing bank to pay upon said Letter of Credit upon presentation of a sight draft from Landlord identifying the Letter of Credit, shall have the right to draw on the Letter of Credit only during the last sixty (60) days of the term of the Letter of Credit or at such earlier date on which Tenant shall be in default under the terms of this Lease.

                              (e) In the event Tenant is in default under the provisions of the second subparagraph (c) of this
                        Article 21, Landlord shall have the right, but not the obligation, in its sole discretion, to cause the Restoration Work to be completed in whole or in part to the satisfaction of Landlord. For the purposes of performing all work which may be necessary to the full exercise of the rights granted to Landlord pursuant to this subparagraph (e), Landlord, its agents, contractors and consultants and their respective agents, employees, contractors and materialmen shall have the right to enter upon and use the demised premises without being or becoming liable for any damages resulting to Tenant from such actions.

                 (f) Landlord may use the proceeds from the Condemnation Award and proceeds obtained from payment to it on the Letter of Credit to pay (i) all costs and expenses of work performed pursuant to the provisions of subparagraph (e) of this Article 21, including but not limited to architectural, engineering and consultant's fees, all charges for work performed and materials furnished and reasonable fees of independent legal counsel and (ii) all charges for labor performed, services rendered and materials furnished in connection with the Restoration work performed, rendered or furnished prior to the date Landlord exercises its rights under subparagraph (e) of this
           Article 21 which have not been paid by Tenant. In the event such proceeds are insufficient to make all payments authorized in this paragraph, Tenant shall be and remain liable to Landlord for the payment of any deficiency. In the event any of such proceeds remain unexpended by Landlord thirty (30) days after the last date on which any contractor, subcontractor, laborer or materialman who performs labor or furnishes labor, material or services in connection with the Restoration Work or work which may be performed pursuant to subparagraph (e) could perfect a lien pursuant to the provisions of Chapter 53 of the Texas Property Code, as amended, such remaining proceeds shall be paid to tenant.

                 (g) Upon request from Landlord, Tenant agrees to promptly furnish to Landlord such information and documentation relating to the design and construction of Restoration Work as Landlord may reasonably request, including but not limited to construction contracts and subcontracts, agreements with architects and engineers, working plans and specifications, permits and licenses, inspection reports, draw requests and cost certifications. Upon Completion, Tenant shall furnish to Landlord a complete set of the as-built plans and specifications for the Restoration Work and an as-built survey of the demised premises after Completion certified to Landlord in substantially the form of the Survey Certificate attached as Exhibit "D" to that certain Agreement of Sale dated ____________ between Tenant, as Seller, and Landlord, as Buyer, covering the demised premises.

                 (h) In connection with the design and construction (including demolition work, if any) of Restoration Work, Tenant shall comply with and observe all laws, codes, rules, regulations and restrictions applicable to (i) such design and construction and (ii) the demised premises.

           If a Partial Taking involves less than 75,000 square feet of usable area in the building existing on the Land on the date of this Lease, then the annual rent rate payable during the remainder of the Lease Term commencing with the first day of the first full calendar month following the calendar month in which the Tender Date occurs shall be the greater of the following:

                 (a) The annual rent payable pursuant to the provisions of
           Article 3 multiplied by a fraction the numerator of which is the number of square feet of usable area remaining in the building existing on the Land after the Partial Taking and the denominator of which is the number of square feet of usable area in such building immediately prior to such Partial Taking. For the purposes of this Article 21, the term "usable area" is defined to mean the gross square footage of building area enclosed within the interior surface of the exterior walls of the building, and, as of the date of this Lease, is deemed to be 470,182 square feet; or

                         (b) An annual rental computed in accordance with the
                    following formula: ($11,500,000.00 minus Net Award) X Rental Percentage. For the purposes of the above stated formula the term "Net Award" is defined to mean the award made to the Landlord or the proceeds of sale realized by Landlord resulting from a taking for public or quasi-public purposes less (i) attorneys fees and other costs and expenses incurred by Landlord in connection with obtaining the award or consummating the sale and (ii) the portion of such award or proceeds used by Landlord and/or made available to Tenant to pay for or reimburse Tenant for the Costs of Restoration Work. For the purposes of the above stated formula "Rental Percentage" is defined to mean the percentage set forth below for the year in which the Tender Date occurs:

                             Years 1-5                                 9.1%
                             Years 6-10                                9.5%
                             Years 11-15                              10.0%
                             Years 16-20                              10.5%
                             Years 21-25                              11.0%
                             1st Renewal Option                       12.1%
                             2nd Renewal Option                       13.3%
                             3rd Renewal Option                       14.6%
                             4th Renewal Option                       16.1%
                             5th Renewal Option                       17.7%
                             6th Renewal Option                       19.5%

                    Provided, however, in no event shall the Tenant be required to pay rent at an annual rental rate which exceeds the annual rental rates set forth in Article 3 of this Lease. There shall be no other abatement of rental or other charges payable by Tenant as a result of a Partial Taking under this Lease.

                         All damages awarded for a Taking hereunder which
                    results in a termination of this Lease shall belong to the Landlord; nothing herein contained, however, shall prevent Tenant from claiming, proving, collecting (from the condemning authority) and retaining any damages separately awarded to the Tenant by the condemnor for Tenant's fixtures and leasehold improvements, relocation costs, lost business or for any other damage separately compensable to Tenant by the condemnor without causing or resulting in a reduction of any award to Landlord. Landlord makes no representation or warranty that any such separate award or compensation is available under applicable law.

Assignment
and Sub-
letting                  22. (a) Tenant shall not (i) assign this Lease or any
------- interest therein, or (ii) sublease the demised premises or any portion thereof except in accordance with the terms and covenants of this Article 22. Any attempted assignment or sublease by Tenant in violation of the terms and covenants of this Article 22 shall be void. If Tenant is not a natural person, the acquisition of a controlling interest in Tenant shall be deemed to be an assignment for purposes hereof. As used herein, the phrase "controlling interest" shall mean ownership of in excess of forty-nine percent (49%) of the voting interest in Tenant. Notwithstanding the provisions of this Article 22, Tenant may, upon written notice to Landlord but without the necessity of obtaining Landlord's consent and without the necessity to comply with the provisions of subparagraph
(b) of this Article 22, assign this Lease or sublet the demised premises to an "Affiliate." As used herein, the term "Affiliate" shall mean any entity under common control of a person or entity which controls Tenant or which is controlled by Tenant. Notwithstanding any assignment or sublease to Affiliate, Tenant shall remain liable for payment of all rents and the performance and compliance with all other obligations and liabilities imposed upon Tenant hereunder.

        (b) In the event Tenant desires to assign this Lease or sublet all (but not less than all) of the demised premises, Tenant shall give Landlord written notice thereof ("Tenant's Notice"). If, as of the date of Tenant's Notice, Tenant has received or made a proposal for an assignment of the Lease or a sublease of the entire demised premises or has had communications with a third party regarding the same, Tenant's Notice shall identify the party to or from whom the proposal was made or received or the party with whom Tenant has had communications regarding a possible assignment or sublease. Landlord may request from Tenant such additional information and materials relating to the aforesaid proposal or communications as may be within Tenant's knowledge or control. During a period of two hundred ten (210) days after receipt of Tenant's Notice ("Negotiation Period"), Landlord shall have an absolute right to negotiate directly with third (including the party or parties identified in Tenant's Notice) for a lease covering the demised premises. At any time prior to the expiration of the Negotiation Period, Landlord may terminate this Lease by giving Tenant written notice of termination ("Landlord's Notice") and this Lease shall terminate thirty (30) days after the date of Landlord's Notice. In the event Landlord does not give Landlord's Notice as provided in the immediately preceding sentence, then from and after the expiration of the Negotiation Period Tenant shall have the right to assign this Lease or sublease the entire demised premises (but not less than all of the demised premises) without the necessity for obtaining Landlord's consent, provided (i) any such assignment or sublease is subject to the terms and provisions of this Lease, including but not limited to subparagraphs (c) and (d) of this Article 22 and
Article 47 and (ii) Tenant shall remain primarily liable for payment of all rents and the performance and compliance with all other obligations and liabilities imposed upon Tenant under this Lease notwithstanding such assignment or sublease.

        (c) Notwithstanding the provisions of subparagraphs (a) and (b) of this Article 22, no assignment of this Lease or sublease of the demised premises pursuant to the provisions of subparagraphs (a) or (b) of this Article 22 shall be effective until such time as Landlord receives evidence satisfactory to Landlord that (i) the proposed subtenant or assignee will use the demised premises in accordance with Article 47 hereof, for the remainder of the Lease Term, or for the entire term of any sublease, if such expires prior to the expiration of the Lease Term; (ii) the occupancy of the demised premises by the proposed third party would not increase fire hazards, require substantial alterations to the demised premises, or adversely affect the reputation and image of the demised premises; and (iii) the third party is not owned or controlled by a foreign government, involved in lobbying activities, or reputed to be involved in illegal or illicit activities.

                             (d) No assignment or sublease by Tenant permitted under the terms of this Article 22 shall be effective until Tenant has furnished Landlord with a true and correct copy of the assignment or sublease and, with respect to an assignment or sublease pursuant to subparagraph (b) of this Article 22, until Landlord has been furnished with the evidence as required by subparagraph (c) of this Article 22. In the event of an assignment or sublease by Tenant pursuant to the provisions of subparagraph (b) of this Article 22, no assignee or sublessee or any subsequent assignee or sublessee shall have (i) any options to extend the term of this Lease as provided in Article 12 beyond the expiration of the then current term of this Lease; (ii) any right to make Additional Improvements or Demolition Improvements pursuant to Article 15; or (iii) any right to self-insure in any of the amounts or against any of the perils as provided in Article 19. Notwithstanding any assignment or sublease made in compliance with this
                        Article 22 or the collection by Landlord or rent from any assignee or sublessee, Tenant shall remain primarily liable for payment of all rents and the performance and compliance with all other obligations and liabilities imposed upon Tenant under this Lease.

         Signs
         -----               23.   During the Lease Term and the continued
                        occupancy of the entire demised premises by Tenant, the demised premises shall be referred to by only such designation as Tenant may indicate. Landlord expressly recognizes that Tenant claims the service mark and trademark "K mart" as valid and exclusive property of Tenant, and Landlord agrees that it shall not either during the Lease Term or thereafter, directly or indirectly, contest the validity of said mark "K mart" or any of Tenant's registrations pertaining thereto in the United States or elsewhere, nor adopt or use said mark or any term, word, mark or designation which is in any aspect similar to the mark of Tenant. Landlord further agrees that it will not at any time do or cause to be done any act or thing directly or indirectly, contesting or in any way impairing or tending to impair any part of the Tenant's right, title and interest in the aforesaid mark, and Landlord shall not in any manner represent that it has ownership interest in the aforesaid mark or registrations therefor, and specifically acknowledges that any use thereof pursuant to this Lease shall not create in Landlord any right, title or interest in the aforesaid mark.

         Ingress
         and
         Egress
         ------              24.   Landlord warrants, as a consideration for
                        Tenant entering into this Lease, that it will refrain from taking any steps to interfere with the ingress and egress facilities to public streets and highways in the number and substantially in the locations existing on the date of this Lease, subject to unavoidable temporary closings or temporary relocations necessitated by public authority, or other circumstances beyond Landlord's control.

Landlord's
Remedies                25.   (a) The following events shall be deemed to be
-------- events of default by Tenant under this Lease: (i) Tenant shall fail to pay any rent or other sum of money due hereunder and such failure shall continue for a period of ten (10) business days after the date such sum is due; (ii) Tenant shall fail to comply with any provision of this Lease or any other agreement between Landlord and Tenant not requiring the payment of money, all of which terms, provisions and covenants shall be deemed material and such failure shall continue for a period of thirty (30) days after written notice of such default is delivered to Tenant, or if such condition cannot reasonably be cured within such thirty
               (30) day period, Tenant shall fail to commence to cure such condition within such (30) day period and/or shall thereafter fail to prosecute such cure diligently and continuously to completion within ninety (90) days of the date of Landlord's notice of such default; (iii) the leasehold hereunder demised shall be taken on execution or other process of law in any action against Tenant; (iv) Tenant shall cease to do business in (except for temporary periods necessary to prepare the demised premises or a portion thereof for occupancy by an assignee or sublessee permitted under the terms of this Lease) or abandon any portion of the demised premises; (v) Tenant shall become insolvent or unable to pay its debts as they become due, or Tenant notifies Landlord that it anticipates either condition; or (vi) a receiver or trustee shall be appointed for Tenant's leasehold interest in the demised premises or for all or a substantial part of the assets of Tenant and such receiver or trustee shall not be discharged within (90) days of appointment.

                        (b) Upon the occurrence of any event or events of default by Tenant, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except for such notice expressly required by Article 25(a)(ii) or applicable law) or demand for possession whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of rent or other obligations due and waives any and all other notices or demand requirements except as imposed by applicable law): (i) terminate this Lease, in which event Tenant shall immediately surrender the demised premises to Landlord; (ii) terminate Tenant's right to occupy the demised premises and re-enter and take possession of the demised premises (without terminating this Lease); (iii) enter upon the demised premises and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action; and (iv) exercise all other remedies available to Landlord at law or in equity including, without limitation, injunctive relief of all varieties.

                        (c) In the event Landlord elects to re-enter or take possession of the demised premises after Tenant's default, Tenant hereby waives notice of such re-entry or repossession except to the extent required by law and of Landlord's intent to re-enter or retake possession. Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in or future rent, expel or remove Tenant and any other person who may be occupying said demised premises or any part thereof. The rental provisions for holding over of Article 32 hereof shall apply with respect to the period from and after the giving of notice of such repossession by Landlord. In addition, Landlord may change or alter the locks and other security devices on the doors to the demised premises after having a notice posted on the demised premises as to the location of a key to such new locks and any right to obtain such a key. All Landlord's remedies shall be cumulative and not exclusive. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

                        (d) In the event that Landlord elects to terminate this Lease, then, notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord the sum of all rents and other indebtedness accrued to the date of such termination, plus, as damages, an amount equal to the total of (i) the cost of recovering the demised premises, (ii) the cost of removing and storing Tenant's and other occupant's property located therein,
               (iii) the costs of reletting the demised premises, or portion thereof (including, without limitation, brokerage commissions), and (iv) the cost of collecting such amounts from Tenant hereunder.

                        (e) In the event that Landlord elects to take possession of the demised premises and terminate Tenant's right to occupy the demised premises without terminating this Lease, Tenant shall remain liable, and shall pay to Landlord, monthly, on demand, any deficiency between the total rental due under this Lease for the remainder of the Lease Term and rents, if any, which Landlord is able to collect from another tenant(s) for the demised premises, or portion thereof, during the remainder of the Lease Term ("Rental Deficiency"). In addition, Tenant shall be liable for and shall pay to Landlord, on demand, an amount equal to (i) the cost of recovering possession of the demised premises,
               (ii) the cost of removing and storing Tenant's or any other occupant's property located therein, (iii) the costs of reletting the demised premises, or applicable portion thereof, whether accomplished in one or more phases (including without limitation, brokerage commissions), (iv) the cost of decorations, changes, alterations and additions to the demised premises, or applicable portion thereof, whether accomplished in one or more phases, reasonably required to relet the demised premises, (v) the cost of collection of the rent accruing from any such reletting, and
               (vi) the cost of collecting any sums billable to Tenant by Landlord hereunder. Landlord may file suit to recover any sums falling due under the terms hereof, from time to time, and no delivery to or recovery by Landlord of any portion of the sums due Landlord hereunder shall be any defense in any action to recover any unpaid amount not theretofore reduced to judgment in favor of Landlord. Landlord shall be obligated to use reasonable efforts to relet the demised premises by engaging the services of a management company, leasing agent and/or real estate brokerage firm to attempt to obtain another tenant or tenants, but the acceptability of a proposed tenant and the terms and conditions of any such reletting shall be within the sole discretion of Landlord. Any sums received by Landlord through reletting shall reduce the sums owing by Tenant to Landlord hereunder, but in no event shall Tenant be entitled to any excess of any sums obtained by reletting over and above the sums owing by Tenant to Landlord. For the purpose of such reletting, Landlord is authorized to decorate or to make any repairs, changes, alterations, or additions in and to the demised premises or applicable portion thereof, reasonably necessary or advisable to relet the demised premises. No reletting shall be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention is given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default. In the alternative, Landlord may elect to immediately recover as damages, in lieu of the Rental Deficiency, a sum equal to the difference between (i) the total rent due under this Lease for the remainder of the Lease Term, and (ii) the then fair market rental value of the demised premises during such period, discounted to present value at the prime interest rate charged by Chase Manhattan Bank, N.A. as announced or published by such bank as of the date Landlord took possession of the demised premises and terminated Tenant's right to occupy the same ("Discounted Future Rent"). In such event, Landlord shall have no responsibility to attempt to relet the demised premises or to apply any rentals received by Landlord as a result of any such reletting (other than rentals received by Landlord from other tenants for the demised premises prior to the exercise by Landlord of its election to recover damages in lieu of the Rental Deficiency) to Tenant's obligations hereunder; and the aggregate amount of all damages due to Landlord, including the Discounted Future Rent hereunder, shall be immediately due and payable to Landlord upon demand.

                            (f) This Article 25 shall be enforceable to the
                    maximum extent not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion. No act or thing done by Landlord or its agents during the Lease Term shall be deemed an acceptance of an attempted surrender of the demised premises, and no agreement to accept a surrender of the demised premises shall be valid unless made in writing and signed by Landlord. No re-entry or taking of possession of the demised premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant.

                            (g) Landlord shall be in default hereunder in the
                    event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within ninety (90) days of the receipt by Landlord of written notice from Tenant of the alleged failure to perform. Tenant hereby covenants that, prior to the exercise by Tenant of any remedies to terminate this Lease, it will give the mortgagees holding mortgages on the demised premises notice and a reasonable time to cure any default by Landlord.

Bank-
ruptcy                  26. Article 26 is Intentionally Deleted.
------

Quiet
Enjoyment               27. Landlord covenants, represents and warrants that it
---------           has full right and power to execute and perform this Lease and to grant the estate demised herein and that Tenant, on payment of the rent and performance of the covenants and agreements hereof, shall peaceably and quietly have, hold and enjoy the demised premises during the Lease Term.

Mortgage
Subor-
dination                  28.  Tenant accepts this Lease subject and subordinate
-------- to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the demised premises, and to any renewals, modifications, consolidations, refinancing and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Within ten (10) business days after written request from Landlord, Tenant agrees to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. Tenant agrees that it will, within ten
                    (10) business days after written request by Landlord, execute and deliver to such persons as Landlord shall request a statement in the form attached hereto as Exhibit "C" furnishing the information required therein and further stating such other matters as Landlord shall reasonably require. Landlord shall as a condition to Tenant's subordination of the Lease as provided herein obtain and deliver to Tenant a non-disturbance agreement from any Landlord's mortgage, similar in form and content to the form of Subordination, Non-Disturbance and Attornment Agreement attached hereto as Exhibit "D" and made a part hereof.

Tenant
Indemnifies
Landlord                  29.  During the Lease Term, Tenant shall indemnify and
-------- save Landlord harmless against all expenses, losses, costs, penalties, claims or demands of whatsoever nature arising from Tenant's use of the demised premises, except those which shall result from and are in the amount attributable to the willful misconduct or negligence of Landlord.

Tenant's
Right to
Cure
Defaults                  30.  In the event Landlord shall neglect to pay when
-------- due any obligations on any mortgage or encumbrance affecting title to the demised premises and to which this Lease shall be subordinate and for which Tenant has not received a Subordination Non-disturbance and Attornment Agreement, then Tenant may, after the continuance of any such default for thirty (30) days after written notice thereof by Tenant (specifying the nature of such default), pay said principal, interest or other charges all on behalf of and at the expense of Landlord, and Landlord shall on demand pay Tenant forthwith the amount so paid by Tenant, together with interest thereon at the highest lawful contract rate which Landlord is authorized to pay under applicable law not to exceed 18% per annum, and Tenant may withhold and all rental payments thereafter due to Landlord, and apply the same to the payment of such indebtedness.

Condition
of Premises
at Termina-
tion                      31.  At the expiration or earlier termination of the
---- Lease Term, Tenant shall surrender the demised premises, together with alterations, additions and improvements then a part thereof, in good order and condition, ordinary wear, tear and use thereof excepted. All trade fixtures located on the demised premises on the date of this Lease other than the trade fixtures described on Exhibit "F", attached hereto and made a part hereof, are and shall remain the property of Landlord. The trade fixtures described in Exhibit "F" and all replacements and substitutions thereof installed at the expense of Tenant or other occupant shall remain the property of Tenant or such other occupant, and Tenant shall repair any damage to the buildings resulting from their removal; provided however, Tenant shall, at any time and from time to time during the Lease Term, have the option to relinquish its property rights with respect to such trade fixtures, which option shall be exercised by notice of such relinquishment to Landlord, and from and after the exercise of said option the property specified in said notice shall be the property of Landlord.

Holding
Over             32.  In the absence of any written agreement to the contrary,
---- if Tenant should remain in occupancy of the demised premises after the expiration of the Lease Term or earlier termination of this Lease, it shall so remain as a tenant from month-to-month and all provisions of this Lease applicable to such tenancy shall remain in full force and effect, except that rent hereunder shall be at the rate of one hundred fifty percent (150%) of the rent payable by Tenant on the last day of the Lease Term.

                 33.  This Article 33 is Intentionally Deleted.

Notices          34.  Notices required under this Lease shall be in writing and
------- deemed to be properly served on receipt thereof if sent by certified or registered mail to Landlord at the last address where rent was paid, with a copy to 8150 N. Central Expressway, Suite 1201, Dallas, Texas 75206, Attention: Assistant Vice President, Real Estate Investments, and to Metropolitan Life Insurance Company, 5420 LBJ Freeway, Two Lincoln Centre, Suite 1300, Dallas, Texas 75240,
            Attention: Vice President, Real Estate Investments, or to Tenant at its principal office in Troy, Michigan, Attention: Vice President, Real Estate, or to any subsequent address which Landlord or Tenant shall designate for such purpose. Date of notice shall be the date on which such notice is deposited in a post office of the United States Postal Service.

Captions
and
Defini-
tions            35.  Marginal captions of this Lease are solely for convenience
----- of reference and shall not in any way limit or amplify the terms and provisions thereof. The necessary grammatical changes which shall be required to make the provisions of this Lease apply (a) in the plural sense if there shall be more than one Landlord, and (b) to any landlord which shall be either corporation, an association, a partnership, or an individual, male or female, shall in all instances be assumed as though in each case fully expressed. Unless otherwise provided, upon the termination of this Lease under any of the Articles hereof, the parties hereto shall be relieved of any further liability hereunder except as to acts, omissions or defaults occurring prior to such termination.

Successors
and
Assigns               36. The conditions, covenants and agreements contained in
-------
                  this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. All covenants and agreements of this Lease shall run with the Land.


Memorandum
of Lease              37. The parties hereto have simultaneously with the
--------
                  execution and delivery of this Lease executed and delivered a Memorandum of Lease which Landlord shall, at its sole expense, cause to be recorded within sixty (60) days following delivery of this Lease and returned to Tenant by Landlord after return from the County Clerk's Office where recorded. Such Memorandum of Lease shall be in form and content identical to the form of Memorandum of Lease attached hereto as Exhibit "E" and incorporated herein by reference for all purposes. Upon the expiration or termination of this Lease and tenant's removal from the demised premises, whether by expiration of the Lease Term, event of default, or otherwise, at the written request of Landlord, Tenant shall execute and deliver to Landlord a document in form and content acceptable to Landlord, which shall be in recordable form, and shall evidence the cancellation and termination of this Lease and the Memorandum of Lease. Tenant's obligations to execute and deliver such document of release shall survive the termination of this Lease and may be enforced by Landlord in an action for specific performance of the provisions of this Article 37. In addition, Tenant shall indemnify and save Landlord harmless from and against any and all losses, costs and expenses including, without limitation, reasonable attorney's fees, and other incidental and consequential costs, claims, damages or obligations incurred by Landlord and arising out of Tenant's failure to execute and deliver such documents as are required by this Article 37 within thirty (30) days after being requested to do so by Landlord including, without limitation, any additional interest, expenses, non-refundable fees or commissions, or other costs and expenses associated with any sale, financing or refinancing of any improvements that are delayed or withdrawn because of the failure of Tenant to execute and deliver such documents to Landlord within the time period specified.

No Waiver             38. The failure of either Landlord or Tenant to declare an
---------
                  event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but said party shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease.

Estoppel
Certificate           39. Article 39 is Intentionally Deleted.
-----------

No Brokers            40. Landlord and Tenant each represents and warrants to
----------
                  the other that except as provided for in Article 16 of the Agreement of Sale between Landlord and Tenant, dated ____________, 1989 (the "Contract"), provided for the purchase of the demised premises by Landlord from Tenant, it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent in connection with the negotiation or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee, commission, finder's fee, or any other compensation of any kind or nature in connection with the negotiation or execution of this Lease, and Landlord and Tenant shall each indemnify and hold harmless the other from any costs (including, but not limited to, court costs, investigation costs and attorneys' fees), expenses or liability for commissions or other compensation claimed by any broker or agent with respect to this Lease which arise out of any agreement or dealings by such party, or alleged agreement or dealings by such party, with any such agent or broker.

Sever-
ability             41.  In case any of the provisions of this Lease shall for
------- any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

Entire
Agree-
ment                42.  It is expressly agreed by Landlord and Tenant, as a
---- material consideration for the execution of this Lease, that this Lease with the specific references to written extrinsic documents, if any, is the entire agreement of the parties; that there are, and were, no verbal representations, warranties, understandings, stipulations, agreements or promises pertaining to this Lease or the expressly mentioned written extrinsic documents not incorporated in writing in this Lease or in the Contract or in that certain Agreement dated of even date executed by Tenant and containing representations and warranties with respect to environmental matters (the "Environmental Certificate"). Landlord and Tenant expressly agree that they are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose or of any other kind arising out of this Lease and there are no warranties which extend beyond those expressly set forth in this Lease; except as otherwise provided in the Contract or the Environmental Certificate. It is likewise agreed that this Lease shall be governed by the laws of the State of Texas and may not be altered, waived, amended or extended except by an instrument in writing signed by both Landlord and Tenant.

Attorney's
Fees                43.  In the event either party files suit to enforce the
---- performance of or obtain damages caused by a default under any of the terms of this Lease, the party against whom a judgement is rendered shall pay the prevailing party's reasonable attorneys' fees.

Personal
Liability           44.  In no event shall Landlord be liable to Tenant either
---------      for (a) any loss or damage that may be occasioned by or through the acts or omissions of Landlord or of any employee or agent of Landlord or of any other persons whomsoever, or (b) any consequential damages regardless of causation. With respect to tort claims against Landlord, Landlord shall not be liable to Tenant or to any other person for any act or omission of Landlord or of its repairs thereto (provided Landlord shall never be under any obligation to do so) and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof.

                                IN WITNESS WHEREOF, the parties hereto have
                        executed these presents in triplicate and affixed their seals as of the day and year first above written.



                                            LANDLORD:

              WITNESS:                      METROPOLITAN LIFE INSURANCE
                                            COMPANY


              ____________________          By:_________________________________
                                               _________________________________
                                               Its______________________________
              ____________________


                                            TENANT:

              WITNESS:                      K MART CORPORATION

              ____________________          By:_________________________________
                                               _________________________________
                                               Its: M. L. SKILES. VICE PRESIDENT
              ____________________             ---------------------------------

                                      -31-